[LOGO OF EXTRICITY]                                                [LOGO OF IBM]

                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.14



                       SOFTWARE OEM LICENSING AGREEMENT
                       --------------------------------

                                    BETWEEN
                                    -------

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                  -------------------------------------------

                                      AND
                                      ---

                                EXTRICITY, INC.
                                ---------------



                              Number 4900 UK 1064

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

LIST OF CONTENTS
----------------

     1.   DEFINITIONS
     2.   EXTRICITY'S RESPONSIBILITIES
     3.   IBM'S RESPONSIBILITIES
     4.   SALES
     5.   MARKETING
     6.   DELIVERABLES AND SERVICES
     7.   OWNERSHIP AND LICENSE GRANTS
     8.   SOURCE CODE ESCROW
     9.   TEST AND ACCEPTANCE CRITERIA
     10.  JOINT DESIGN COUNCILS
     11.  SCHEDULE
     12.  ROYALTIES AND PAYMENTS
     13.  TRADEMARKS
     14.  BLANK
     15.  COMMUNICATIONS
     16.  TERMINATION AND EXPIRATION
     17.  WARRANTIES
     18.  INTELLECTUAL PROPERTY
     19.  INDEMNIFICATION
     20.  LIMITATION OF LIABILITY
     21.  PERSONNEL
     22.  INSURANCE
     23.  GENERAL

                                  ATTACHMENTS
                                  -----------

     1:   DESCRIPTION OF LICENSED WORK
     2:   CERTIFICATE OF ORIGINALITY
     3:   DESCRIPTION OF DEVELOPED WORKS
     4:   SUPPORT AND MAINTENANCE FOR DELIVERABLES
     5:   TEST AND ACCEPTANCE CRITERIA
     6:   CONFIRMATION OF COPYRIGHT ASSIGNMENT
     7:   DESCRIPTION OF IBM MATERIALS & PRODUCT INTEGRATION AREAS
     8:   ACCEPTANCE CRITERIA FOR ESCROWED SOURCE CODE
     9:   BLANK
     10:  BLANK
     11:  KNOWLEDGE TRANSFER FOR IBM LOGO'D PRODUCTS
     12:  EXTRICITY-OWNED & IBM-OWNED DEVELOPED WORKS
     13:  AGREED MILESTONES
     14:  TOOLS

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Whereas:

International Business Machines Corporation ("IBM") and Extricity, Inc. ("Extricity") are entering this Software OEM Licensing Agreement (4900 UK 1064) (this "LA") to reflect their forthcoming relationship.

IBM and Extricity are parties to that certain Software Remarketing Agreement (#T99035-00) signed by IBM on November 4, 1999 (the "Reseller Agreement").

Extricity is a leading platform provider of business-to-business relationship management software wherein Extricity's software enables companies to dramatically improve both their efficiencies and competitiveness by leveraging the Internet to automate the flow of information and manage collaborative business processes among partners, customers and suppliers.

Extricity provides a software platform, Extricity B2B, which supports a process-based flow of mission-critical information that enables organizations to achieve operational efficiencies and to collaborate without having to change their internal processes or information technology infrastructure or applications.

IBM provides the IBM WebSphere software platform for e-business which includes Web application servers, development and deployment tools. This WebSphere software platform includes a business-to-business offering known as IBM WebSphere B2B Integrator (WebSphere B2BI).

Under the terms of this LA, IBM will be licensing a subset of Extricity's software to IBM for inclusion as IBM Logo'd Products in IBM's WebSphere B2BI and other offerings to be determined. The Extricity software will provide IBM with a business-process-oriented B2B application solution which addresses inter-enterprise transactions and web based collaboration using industry standard open data exchange protocols. IBM will be providing global distribution to Extricity through inclusion of its technology in IBM's B2B offerings.

Now therefore the parties agree as follows:

This LA, with an effective date of August 18, 2000 (the "Effective Date"), is made by and between IBM (with an address identified in the signature section of this LA) and Extricity (with an address identified in the signature section of this LA) for the purposes of establishing the basis for the performance of services, the supply of deliverables and the licensing of intellectual property rights of both parties for the IBM Logo'd Products (as defined below) hereunder.

1.0  DEFINITIONS

1.1  References

For the purposes of this LA, unless the context otherwise requires:

     (i) All references to IBM will be deemed to be a reference to IBM and/or its Affiliates; and

     (ii) Each reference to an Attachment hereto will be deemed to be a reference to the then current version of such Attachment.

1.2  Definitions

In this LA and its Attachments, the terms defined will bear the following meanings:

"Affiliate" means any entity that Controls, is Controlled by, or is under common Control with a party to this LA.

"B2B Specialists" means Sales and Pre-Sales and IBM IGS consultants who are designated by IBM as specialists in the IBM Logo'd Products.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

"Code" means computer programming code and includes both Source Code and Object Code.

"Control" means, with reference to the relevant party, the ability to control more than fifty percent (50%) of the party's shareholder voting rights, or to determine the composition of the party's board of directors.

"Customer(s)" means any person or entity which enters into an agreement to license Products from IBM.

"Deliverable" means any item that one party is to prepare for or provide to the other as described in or under this LA.

"Derivative Work" means a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner of the underlying work.

"Developed Works" means the materials developed by Extricity as described in Attachment 3. Developed Works also includes any "Developed Works for Subsequent IBM Logo'd Products."

"Developed Works for Subsequent IBM Logo'd Products" means such new items as the parties' Design Council may add in a formal contract amendment to Attachment 3.

"Documentation" means all available technical information, training materials and those instructions in printed or electronic media, manuals and diagrams pertaining to the IBM Logo'd Products, but not including any Source Code.

"Enhancements" means Major Enhancements and Minor Enhancements.

"Error" means a malfunction in the IBM Logo'd Products that causes it to materially fail to perform whether because of design flaws, failure to conform to the Documentation, improper coding and/or implementation, lack of quality control and testing, or any other reason.

"Error Correction" means a revision that corrects an Error.

"Escrow Agreement" means a separate written agreement to be entered into between IBM, Extricity and a recognized third-party escrow agent, as provided for in Clause 8 below.

"IBM Materials" means the materials being provided by IBM hereunder as described in Attachment 7.

"IBM Logo'd Products" means the integration of the Licensed Work set forth on Attachment 1 and the Developed Works for IBM set forth on Attachment 3, all as tested and accepted by IBM per the terms of Attachment 5. IBM Logo'd Products also includes any "Subsequent Logo'd Products."

"Intellectual Property Right" means any patent right, rights under patent applications, copyright right, trademarks, and any other such right recognized by the law of each applicable jurisdiction.

"Invention" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, which is conceived or reduced to practice by either party's Personnel in performance of this LA.

"Joint Invention" means any idea, design, concept, technique, apparatus, method, discovery or improvement, whether or not patentable, that is first conceived or reduced to practice by one or more of Extricity's Personnel with one or more of IBM's Personnel; provided however, that in the case of a patentable invention that a party's contribution in such will meet the requirements for joint invention under United States law. The term "Joint Invention" does not include any Licensed Works, Extricity-owned Developed Works, IBM Materials or IBM-owned Developed Works that exist or are defined as of the Effective Date.

"Licensed Work" means the materials described in Attachment 1 hereto.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

"Major Enhancement" means any new revision of the Licensed Work and/or Extricity -owned Developed Works made generally available to Extricity's licensees that includes significant enhancements which add new features to the Licensed Work and/or Extricity-owned Developed Works and which Extricity designates by a new version number, to the left of the decimal point (e.g., V 2.3 to V 3.0).

"Minor Enhancement" means any new revision of the Licensed Work and/or Extricity -owned Developed Works made generally available to Extricity's licensees that includes corrections and minor modifications to existing features and which will be designated by a new version number which has changed from the prior number one place to the right of the decimal point (e.g., V 2.2 to V 2.3).

"National Language Support" (or "NLS") will have the meaning set forth in Attachment 3.

"Object Code" means Code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly.

"Passport Advantage Software Subscription Offering" means an IBM offering (or any modification or replacement thereof) under which a Customer may install the most current versions, releases and updates, when available, of the Products.

"Passport Advantage Support Offering" means an IBM offering (or any modification or replacement thereof) under which a Customer receives telephone and electronic software support for the Products.

"Personnel" means any agent, employee or contractor engaged or appointed by the relevant party.

"Product" means a software offering branded by IBM, its Affiliates or its or their OEM distribution channels, which is or includes IBM Logo'd Products or any Derivative Work thereof.

"Sales and Pre-Sales" means IBM sales and pre-sales personnel in the AIM, NETGEN, SAM, ISU and IGS organizations.

"Services" means work that one party is to perform for the other hereunder.

"Source Code" means Code that may be displayed in a form readable and understandable by a programmer of ordinary skill, excluding Object Code.

"Source Code Usage License" means the license terms stated at Clauses 8.3.1 and
8.3.2 below.

"Subsequent IBM Logo'd Product" means the fully tested and accepted result of the integration of any additional Developed Work agreed by the parties' Design Council and recorded as such in a formal amendment of this LA.

"Support and Maintenance" means the obligations of Extricity set forth in Attachment 4.

"Tool" means any not commercially available software required for the development, maintenance or implementation of a software Deliverable to be supplied by Extricity, including any item listed in Attachment 14 hereto, except any such software which Extricity does not have the right to supply to IBM.

"Trademark" means any trade mark, trade name, service mark or logo, whether or not registered under applicable law, which is now owned or hereinafter acquired by either party or any of its Affiliates.

"WEBSPHERE B2BI" means Websphere Business-to-Business Integration software.

2.0  EXTRICITY'S RESPONSIBILITIES

Extricity's general obligations are as follows; provided however, that to the extent that any such obligation is restated below, the relevant subsequent provision or Attachment will prevail.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

2.1  Delivery

Extricity is responsible for delivery on schedule to IBM of the IBM Logo'd Products, Tools and Certificates of Originality per the terms of Attachment 13.

2.2  Skills and Resources

Extricity will provide and maintain an adequate level of skills and resource to its activities hereunder, will manage them to ensure that the schedules defined hereunder are met, and will ensure that IBM has access to its Technical Co-ordinator at mutually agreed times for meetings and telephone consultations.

2.3  Escrow Agreement

Extricity will enter into the Escrow Agreement in accordance with the provisions of Clause 8 below.

2.4  Participation in Review Meetings and Design Councils

Extricity will participate in regular review meetings and Design Councils as described elsewhere in this LA.

2.5  Maintenance of Records

Extricity will maintain appropriate records to verify the authorship of the IBM Logo'd Products for four (4) years after the termination or expiration of this LA. On IBM's reasonable request, Extricity will deliver or otherwise make available this information in a form specified by IBM.

3.0  IBM'S RESPONSIBILITIES

IBM's general obligations are as follows; provided however, that to the extent that any such obligation is restated below, the relevant subsequent provision or Attachment will prevail.

3.1  Provision of IBM Materials

IBM is responsible for the provision of the IBM Materials defined in Attachment
7.

3.2  Escrow Agreement

IBM will enter into the Escrow Agreement in accordance with the provisions of Clause 8 below.

3.3  Participation in Review Meetings and Design Councils

IBM will participate in regular review meetings and Design Councils as described elsewhere in this LA.

3.4  Payments

IBM will make payments to Extricity in accordance with the provisions of Clause 12.

4.0  SALES

4.1  Relationship Manager

During the Term, each party agrees to have one employee designated as a "Relationship Manager" per the table below. Each party's Relationship Manager will be skilled in the areas of sales, marketing and business development and will be involved in the day-to-day execution of their company's Business-to-Business strategy. The Relationship Managers for each party will be responsible for, at a minimum, the following:

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     (i) Coordinating the quarterly Relationship Council meetings (see Clause 4.3);

     (ii)   Coordinating the co-marketing activities (see Clause 4.3); and

     (iii) Coordinating the parties relationship within the IBM organization and with IBM's other strategic relationships, partners, developers, etc.

     Relationship Managers

---------------------------------------------------------------------------------------------------
FOR EXTRICITY                                              FOR IBM
---------------------------------------------------------------------------------------------------
Name                                                       Name                Patrick Roddy
---------------------------------------------------------------------------------------------------
Title                                                      Title               MQ Series Channel
                                                                               Planning Manager
---------------------------------------------------------------------------------------------------
Address                      555 Twin Dolphin Drive        Address             11 Stanwix Street
                             Redwood Shores, CA                                Pittsburgh, PA 15222
                             94065
---------------------------------------------------------------------------------------------------
Phone                                                      Phone               412.667.3032
---------------------------------------------------------------------------------------------------
Fax                                                        Fax                 412.667.6977
---------------------------------------------------------------------------------------------------
E-mail                                                     E-mail              proddy@us.ibm.com
                                                                               -----------------
---------------------------------------------------------------------------------------------------

4.2    Sales and Pre-Sales Training

4.2.1 IBM will train its Sales and Pre-Sales and related services personnel in how to position, demonstrate, sell and implement the IBM Logo'd Products. As IBM builds and implements its training and go-to-market programs for WEBSPHERE B2BI and related offerings, the training for the IBM Logo'd Products will be an integral part of this training. IBM will also provide additional training (the 5-day Extricity B2B Implementation training session) to an appropriate number of designated B2B Specialists.

4.2.2 As soon as possible after the Effective Date, IBM and Extricity will hold at least four (4) joint sales training seminars ("Seminars"), in mutually agreed upon geographies on mutually agreed upon dates. The Seminars will be two-day courses attended by Sales and Pre-Sales and B2B Specialists.

4.2.3 Extricity will help IBM build and deploy the training for the IBM Logo'd Products. Extricity will provide training resources to work with appropriate IBM training resources to convert existing generic sales training materials into IBM specific sales content which IBM will have the right to use. Extricity will provide instructors for the initial training Seminars and IBM will be responsible for instructing additional sessions. To provide the necessary skills transfer, a train-the-trainer program will be implemented where IBM instructors first attend and then co-teach during the initial Seminars. IBM and Extricity will also work together to define a training program for IBM partners including OEMs (Original Equipment Manufacturers), Resellers, ISV (Independent Software Vendors) and Systems Integrators.

4.2.4 IBM will provide all required infrastructure for the sales training programs, including but not limited to the facilities, food, and training materials. IBM will also be responsible for the identification and registration of IBM attendee. The detailed training plan, including costs and agenda for training seminars, will be developed as part of the Marketing Plan.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

4.3  Relationship Council


IBM agrees to host, chair and run a quarterly Relationship Council, at which both parties will provide appropriate representation. For the first year, Extricity's CEO and a senior executive from the IBM AIM Division will attend the quarterly meetings. The Relationship Council is intended to be meetings at which IBM and Extricity will:

     (i) review any key issues and problems that have arisen since the previous Relationship Council meeting, with actions to address them;

     (ii) address and review strategic issues affecting the parties' overall relationship;

     (iii) subject to protection under confidential disclosure terms and provided they are free to do so, disclose to each other their current mutual plans relevant to strategic B2B activities;

     (iv) share understanding of anticipated product requirements to address future functional and market needs;

     (v) review sales trends, including any need for large-scale promotional offerings; and

     (vi)   discuss possible co-operative B2B-related marketing activities.

5.0  MARKETING

5.1  Branding

IBM will display Extricity ingredient branding on marketing promotional materials including, but not limited to, collateral and descriptions of Extricity value-add products, as approved by both parties.

5.2  Marketing Plan

The parties will jointly prepare a marketing plan within sixty (60) days of the Effective Date and such plan will contain at a minimum the following:

     (i)    marketing promotional and demand generation activities;

     (ii) marketing deliverables and branding requirements, including collateral, demonstration materials and training tools;

     (iii) marketing campaigns including, but not limited to, appropriate conferences and roadshows;

     (iv) marketing events including IBM e-Business Universities, Fast Track and sales kick-off meetings; and

     (v)    training requirements and detailed plans.

5.3    Media Relations

5.3.1 IBM agrees to announce this LA within thirty (30) days of the Effective Date. IBM and Extricity will work together on positioning related to this announcement. Each party will provide an identified spokesperson and quote in the press release from an appropriate executive.

5.3.2 The parties agree to work together and agree upon the positioning of IBM, Extricity and the Product prior to an IBM Product announcement. IBM will promote the IBM Logo'd Products to both trade press and consultants.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

5.3.3 Neither party will issue any press release or similar communication relating to the Products or any Deliverable or Services and referencing the other party by name unless the content has first been agreed and/or developed jointly between the parties before being issued.

5.4    Customer Registration

Within six (6) months of the Effective Date, IBM will create the means to collect information about Customers who license the Products and will provide Extricity with access to this information for those Customers which give IBM their permission, for the sole purposes of Extricity to provide these Customers with: (i) access to Extricity's business-to-business enabled customers; (ii) with information on value-add products and services that function with the IBM Logo'd Products; and (iii) an option of registering as a business-to-business enabled customer through an Extricity or other registry. Additionally, if an IBM initiative or an IBM supported industry standard emerges that provides Customers with the option to register as business-to-business enabled entities, then IBM will offer such option to Customers of the IBM Logo'd Products.

6.0  DELIVERABLES AND SERVICES

6.1  IBM Logo'd Products Deliverables

Extricity will deliver to IBM in accordance with the milestones set forth in Attachment 13:

     (i)    The IBM Logo'd Products;

     (ii) A completed Certificate of Originality (in the form specified in Attachment 2) with each IBM Logo'd Product and each Enhancement to any IBM Logo'd Product;

     (iii) Complete copies of all Tools, including any update to Tools already supplied during the Term, as soon as practicable; and

     (iv) A complete list of all commercially available software required for the development, maintenance or implementation of each Extricity software Deliverable, including updates to any such list already supplied, as soon as practicable.

6.2  Identification of Tools

Tools for the IBM Logo'd Products are identified in Attachment 14. Attachment 14 also contains a list of any non-commercially available tools which Extricity does not have the right to supply to IBM, and the source for obtaining such tools. Extricity will update Attachment 14 for all changes as soon as practicable after the change is identified.

6.3  Provision by Extricity of Beta Code and Enhancements

During the Term, Extricity will provide IBM, at no charge, with early access to Enhancements to the Licensed Work and Developed Works (including any "Beta level" Code comprising such Enhancements, commensurate with any deliveries of such Code to participants in Extricity's beta programs). In any event, Enhancements to the Licensed Work and Developed Works will be supplied to IBM no later than when they become generally available to licensees of Extricity. Should IBM desire not to implement any particular Enhancement to an IBM Logo'd Product ("Non-Enhanced Product"), then IBM must first discuss the issue with the Design Council, and the parties will agree at the Design Council what provisions will be implemented for providing Support and Maintenance for and further Enhancements to the Non-Enhanced Product, including, but not limited to, additional compensation to Extricity. ANY BETA LEVEL CODE AND RELATED DOCUMENTATION WILL BE PROVIDED ON AN "AS IS" BASIS AND WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND EXTRICITY DISCLAIMS AND NEGATES ALL OTHER WARRANTIES AND ALL REPRESENTATIONS, CONDITIONS AND OTHER TERMS (WHETHER EXPRESS OR IMPLIED, BY STATUTE, COMMON LAW COLLATERALLY OR OTHERWISE HOWSOEVER), INCLUDING BUT NOT LIMITED TO ANY WARRANTIES, CONDITIONS OR

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

OTHER TERMS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Extricity does not represent or warrant that the Beta-level Code will achieve any specific results, operate without interruption, or be error free. IBM assumes all risk in using the Beta-level Code in any production environment.

6.4  Provision by IBM of Beta Code

During the Term, IBM will provide Extricity, at no charge, with early access to "Beta level" Code relating to the IBM Materials (including appropriate updates and enhancements thereto), commensurate with any deliveries of such Code to participants in IBM's beta programs, and (if applicable) no later than when such Code is made generally available to IBM's other licensees. ANY BETA LEVEL CODE AND RELATED DOCUMENTATION WILL BE PROVIDED ON AN "AS IS" BASIS AND WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND IBM DISCLAIMS AND NEGATES ALL OTHER WARRANTIES AND ALL REPRESENTATIONS, CONDITIONS AND OTHER TERMS (WHETHER EXPRESS OR IMPLIED, BY STATUTE, COMMON LAW COLLATERALLY OR OTHERWISE HOWSOEVER), INCLUDING BUT NOT LIMITED TO ANY WARRANTIES, CONDITIONS OR OTHER TERMS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IBM does not represent or warrant that the Beta-level Code will achieve any specific results, operate without interruption, or be error free. Extricity assumes all risk in using the Beta-level Code in any production environment.

6.5  Support and Maintenance and Error Corrections during the Term

During the Term and as otherwise provided for in this LA, Extricity will provide IBM Support and Maintenance and Error Corrections for the IBM Logo'd Products for [***] per calendar quarter.

7.0  OWNERSHIP AND LICENSE GRANTS

7.1  License for Extricity to use the IBM Materials

IBM hereby grants Extricity a nonexclusive, worldwide, fully paid-up license to use and to prepare Derivative Works of the IBM Materials, in so far only as such use is necessary for Extricity to fulfill its obligations hereunder.

7.2  License for IBM to exploit IBM Logo'd Products

During the Term or otherwise as provided for in this LA, and in consideration of the royalty payments to be made by IBM hereunder, Extricity hereby grants IBM a nonexclusive, worldwide, irrevocable and fully paid-up license to prepare and have prepared Derivative Works of the IBM Logo'd Products, and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute and/or sublicense the IBM Logo'd Products and such Derivative Works in Object Code form only, and Documentation, in any medium or distribution technology, and to grant others the rights granted herein; provided however, that any such use, execution, reproduction, transmission, display, performance, transfer, distribution, and sublicensing is made in conjunction with a Product.

7.3  License for IBM to use Tools

During the Term or otherwise as provided for in this LA, and in consideration of the royalty payments to be made by IBM hereunder, Extricity hereby grants IBM a nonexclusive, worldwide, irrevocable, fully paid-up, license to prepare and have prepared Derivative Works of Tools, and to use, have used, execute, reproduce, transmit, display and/or perform Tools or their Derivative Works; provided however, that IBM may not transfer, distribute and/or sublicense Tools or their Derivative Works.

7.4  Reverse Engineering and Reservation of Rights

For the avoidance of doubt, and save to the extent permitted by law without the possibility of contractual waiver, neither party grants any right hereunder to the other to reverse compile, reverse engineer, disassemble or

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

translate any Deliverables which it provides to the other under this LA. Subject to the rights herein granted to the other party, all right, title and interest in and to each party's copyright material are, and at all times will remain, the sole and exclusive property of the owning party. No right to use, print, copy, distribute, integrate or display any such copyright material, in whole or in part, is granted hereby by either party to the other, except as provided in this LA.

7.5     End User and Distributor Licenses

As a condition of the license grant set forth in Clauses 7.2 and 7.3, IBM will not distribute to any of its distributors, OEMs, resellers, end users or Customers any Products incorporating the IBM Logo'd Products without such party having executed and/or accepted binding software license terms covering such Product that prohibit reverse compilation, reverse engineering, disassembly and translation, substantially similar to those contained in Clause 7.4 above.

7.6     Interoperability

7.6.1 Extricity hereby grants IBM a nonexclusive, world-wide, irrevocable and fully paid-up license to prepare and have prepared Derivative Works of Product Content, and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute and/or sublicense Product Content; provided however, that such license grant is only in connection with software products which will developed and licensed by the IBM AIM division or successor organisation under the IBM logo. Such license grant will only become effective one (1) month prior to the end of the Initial Term or within thirty (30) days after any Release Event. In addition, Extricity will provide IBM with a means to export such Product Content. For purposes of this Clause 7.6, "Product Content" will mean definitions and definition structure for "Public Processes," "Private Processes," "Business Objects," "Partner" profile information and "Channel" configuration information ("Information"), as those terms are defined in the then-current Extricity Alliance Manager version and which are necessary for the operation of IBM Logo'd Products, including those described in number 3 of Attachment 14 but excludes any Information that is licensed by Extricity to Extricity licensees for a fee (for example, Process Paks).

7.6.2 At any time after one (1) month from Milestone Number 25 in Attachment 13, if it is reasonably expected by the Design Council that an internationally accepted standard which has modelling elements substantially similar to the Product Content will be ratified within the next six (6) months, then IBM may in writing require that Extricity, within six (6) months of receipt of such request, make an exportable representation of the Product Content conform to such standard; provided however, that Extricity will not be required to license any Code, Intellectual Property Right or trade secrets to any standards board or similar entity nor will IBM be permitted to sublicense any item licensed to IBM under this LA to such standards board.

7.6.3 At the end of twenty-four (24) months from Milestone Number 7 in Attachment 13, Extricity will ensure that its adapters will be usable with a software product specified by IBM; provided however, that IBM identifies such software product at least eighteen (18) months from Milestone Number 7 in Attachment 13. This requirement will be met either by compliance of the Extricity adapter to the J2EE Connector Framework specification or by provision of sufficient documentation of the Extricity adapters to enable their use with specified IBM software product.

7.7     Ownership

7.7.1 All Licensed Works in Attachment 1 and Extricity-owned Developed Works in Attachment 12 will belong exclusively to Extricity. However, Extricity agrees it will not license the IBM Logo'd Products to any third party without IBM's express written agreement.

7.7.2 Any IBM-owned Developed Works shown in Attachment 12 will belong exclusively to IBM and are works made for hire. To the extent that any IBM-owned Developed Works are not considered works made for hire owned by IBM by operation of law, Extricity hereby assigns ownership of the copyright in such works to IBM.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

7.7.3 Unless explicitly granted in this LA, neither party grants the other any right in or under any of its Intellectual Property Rights or trade secrets, by implication, estoppel or otherwise.

7.8       Adapter and Channel Development Environments

7.8.1 During the Term or otherwise as provided for in this LA, and in consideration of the royalty payments to be made by IBM hereunder, Extricity hereby grants IBM a nonexclusive, worldwide, irrevocable, fully paid-up, license to create and sublicense adapters and/or channels from the adapter and channel development environments contained in the Licensed Works or from the Tool listed as number 1 on Attachment 14; provided however, that:

          (i) IBM notifies the Design Council in writing, at any time, its intent and development plan to produce adapters and/or channels that are proposed to be generally available world-wide by the IBM AIM division or successor organization; and

          (ii) Extricity will then have the right to decide whether it would like to create the adapter and/or channel as an Extricity Work, Subsequent Developed Work or an IBM-owned Developed Work, where "Extricity Work" means a software product owned by Extricity and not part of the Licensed Work, Developed Work or Subsequent Developed Works and then the terms contained in Clauses 7.8.2 through 7.8.5 will also apply.

7.8.2 If Extricity decides, and notifies IBM in writing within thirty (30) days from IBM's notice, to create the adapter and/or channel as an Extricity Work, then such Extricity Work will be added to the items available for resell under the ReSeller Agreement, or IBM may request that such adapter and/or channel be added as a Subsequent Developed Work.

7.8.3 If Extricity decides, and notifies IBM in writing within thirty (30) days from IBM's notice, to create the adapters and/or channels as an IBM-owned Developed Works, then IBM will pay Extricity for the development costs associated with such adapters and/or channels at Extricity's then-current standard development rates. Extricity and IBM will agree on the development schedule. If Extricity wishes to resell the IBM-owned Developed Work, it may obtain any such IBM product from IBM's normal third party distribution method, i.e. distributors or provided however, for any channel developed with number 1 on Attachment 14, IBM will grant Extricity the right, pursuant to a formal agreement with royalty payment due to IBM, to sub-license and re-logo such channels.

7.8.4 If Extricity decides, and notifies IBM in writing within thirty (30) days from IBM's notice, not to create the adapters and/or channels and such adapters and/or channels are not on an Extricity twelve (12) month development plan (i.e. to be delivered within 12 months), then IBM may distribute and sublicense such adapters and/or channels IBM creates subject to the licenses granted in Clause 7.2, except such use by IBM will be royalty-free. If Extricity wishes to resell any IBM adapters and/or channels, it may obtain any such IBM product from IBM's normal third party distribution model, i.e. distributors; provided however, for any channel developed with number 1 on Attachment 14, IBM will grant Extricity the right, pursuant to a formal agreement with no royalty payment due to IBM, to sub-license and re-logo such channels.

7.8.5 If such adapters and/or channels are on an Extricity twelve (12) month development plan (i.e., to be delivered within 12 months) or it is already an Extricity Work, then IBM may create such adapters and/or channels and will pay Extricity royalties in an amount set forth in Clause 12.1 and pursuant to the terms of Clause 12.5. Such adapters and/or channels will be subject to the licenses granted in Clause 7.2.

7.8.6 Notwithstanding the above, during the Term or otherwise as provided for in this LA, and in consideration of the royalty payments to be made by IBM hereunder, Extricity hereby grants IBM a nonexclusive, worldwide, irrevocable, fully paid-up, royalty free license to create and sublicense adapters and/or channels from the adapter and channel development environments contained in the

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          Licensed Works or from the Tool listed as number 1 on Attachment 14 for individual customers of IBM, not for generally available IBM software products.

8.0       SOURCE CODE ESCROW

8.1       Separate Agreement

Within six (6) weeks of the execution of this LA, the parties will, at IBM's expense, enter into the Escrow Agreement with a recognised third-party escrow agent in order to maintain at least one (1) copy of the IBM Logo'd Products, Error Corrections (and which are compiled by Extricity in a service pack release made generally available to Extricity licensees) and Enhancements ("Escrowed Materials"). The initial deposit of Escrowed Materials will be made within thirty (30) days of execution of the Escrow Agreement and thereafter, Error Corrections (as service packs) and Enhancements (which have been accepted by IBM) will be place in escrow within thirty (30) days of general availability to Extricity's licensees. The following materials are to be kept in escrow:

          (i) The IBM Logo'd Products in a machine-readable format, including both Source Code and Object Code (provided that where the IBM Logo'd Products contain third party components for which Source Code is not permitted to be placed in escrow by Extricity, Extricity will include the Code in Object Code form only, and will provide IBM with a written statement certifying as to the applicable restriction and describing the affected materials);

          (ii) A complete set of Extricity's existing user and development documentation for the IBM Logo'd Products in both hard copy and machine-readable (as available) formats (including design specifications, flowcharts, etc.);

          (iii) A complete list of all items and software required for the development, maintenance or implementation of the IBM Logo'd Products;

          (iv) The Tools in a machine-readable format, including both Source Code and Object Code;

          (v) To the extent permitted by any applicable agreement, any other not commercially available tools, instructions or material used by Extricity in the development of the IBM Logo'd Products;

          (vi) To the extent that any applicable agreement restricts Extricity's freedom to deliver any such item to be kept in escrow, Extricity will provide IBM with a written statement certifying as to the applicable restriction and describing the affected materials; and

          (vii) A detailed, comprehensive list of all items and Source Code (indicating module names and dates) of the IBM Logo'd Products. A copy of each such list will be supplied by Extricity directly to IBM at the same time as the list is delivered into escrow.

8.2       Release Events

The terms of the Escrow Agreement will be mutually agreed to and will provide for escrow agent's reasonable inspection of the Escrowed Materials and for delivery of the Escrowed Materials to IBM, subject to the payment of any agreed to fees to the escrow agent and the release procedures specified in the Escrow Agreement, within thirty (30) days of IBM's notice to the escrow agent that any of the following events entitling IBM to the release of the Escrowed Materials ("Release Events") has occurred:

          (i)    IBM has terminated this LA for Cause (as defined in Clause
                 16.2);

          (ii) Extricity ceases to exist and no entity survives which continues with all or substantially all of Extricity's then-current business relating to this LA (including all of the obligations of this LA); or

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (iii) A Control Change (as defined in Clause 16.4.1(iii)) takes place affecting Extricity and IBM has terminated this LA on the basis of such Control Change, as permitted under Clause 16.4.3.

8.3       Source Code Usage Licenses

8.3.1 If a Release Event occurs pursuant to the terms of Clauses 8.2(i) or 8.2(ii), then IBM will automatically, on the date of such Release Event, be granted a nonexclusive, non-transferrable, world-wide, perpetual, irrevocable license to prepare and have prepared Derivative Works of the Escrowed Materials and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute and sublicense the Escrowed Materials and such Derivative Works, in any medium or distribution technology, and to grant others the rights granted herein. Such grant of license includes a nonexclusive, world-wide, perpetual, irrevocable, fully paid-up license under any patents and patent applications that are owned or licensable by Extricity now or in the future which may be: (i) required to make, have made, use or have used the Escrowed Materials or its Derivative Works; or (ii) required to license or transfer the Escrowed Materials or its Derivative Works. This license applies to the Escrowed Materials and any Derivative Works operating alone or in combination with equipment or Code. The license scope is to make, have made, use, have used, sell, license or transfer items, and to practice and have practised methods, to the extent required to exercise the rights to the Escrowed Materials and its Derivative Works granted hereunder.

8.3.2 If a Release Event occurs pursuant to the terms of Clause 8.2(iii), then IBM will automatically, on the date of such Release Event, be granted a nonexclusive, non-transferrable, world-wide license to use the Escrowed Material, for a period of (at IBM's discretion) up to twenty-four (24) months from the date of such release (the "Release Period"), to the extent necessary to allow IBM to continue to license the IBM Logo'd Products to Customers and provide related support in accordance with the terms of this LA for the Release Period. During the Release Period, IBM will be required to fulfil all of its obligations under this LA, including but not limited to, the obligations to protect the Confidential Information of Extricity, use the License Work and any Extricity-owned Developed Works only for the purposes specified in this LA and to pay the applicable Royalty Amounts and Minimum Amounts (as defined in Clause 12.1) under this LA.

8.5       Confidentiality

IBM and Extricity will treat the release of the Escrowed Materials as a disclosure of Confidential Information under the parties' existing Confidential Disclosure Agreement, or if none, under IBM's then standard Confidential Information Agreement.

9.0       TEST AND ACCEPTANCE CRITERIA

9.1       Written Notice

IBM will notify Extricity in writing of IBM's acceptance of Deliverables to be supplied hereunder by Extricity through the Technical Co-ordinators once the Test and Acceptance Criteria in Attachment 5 have been successfully achieved by Extricity. IBM's failure to so notify Extricity whether the Deliverables are accepted or rejected within thirty (30) days of the date of delivery will be deemed acceptance of the Deliverable. In any event, a Deliverable will be deemed accepted by IBM if and when such Deliverable is incorporated by IBM into a Product which IBM makes generally available.

9.2       Subsequent Rejection

After acceptance of any Extricity Deliverable in accordance with Clause 9.1, IBM may not subsequently claim that such Extricity Deliverable was not in conformance with any contractual and/or other requirement applicable under this LA. However, this will not negate any of Extricity's obligations as described in Clause 6.5 and Clause 17 herein or Extricity's obligations for Support and Maintenance as described in Attachment 4.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

9.3       Remedy for Rejection

Should IBM reject in writing any Extricity Deliverables or Services that do not comply with the agreed Test and Acceptance Criteria, then IBM may require Extricity to repair or replace such Deliverables or reperform such Services, without additional charge and in a timely manner.

10.0      JOINT DESIGN COUNCILS

10.1      Meeting

IBM agrees to host, chair and run a quarterly Design Council, which may be subsumed into the Relationship and Business Co-ordinators meetings, at which both parties will provide appropriate development representation.

10.2      Purpose

The Design Council is intended to be a meeting at which IBM and Extricity will:

          (i) Review any key issues and problems that have arisen since the previous Design Council meeting, with actions to address them;

          (ii) Address and review issues affecting the parties' relationship and activities under this LA framework;

          (iii) Review relevant output from the parties' Relationship Council relating to possible new development activities to be included under this LA;

          (iv) Subject to protection under confidential disclosure terms and provided they are free to do so, disclose each party's current respective organisation's development plans relating to (possible) integrated products with the other party; and

          (v) Seek to prioritise and agree future requirements for new products and features.

10.3      Topics for First Meeting

The parties agree that the following issues will be discussed as being additions to IBM Logo'd Product 2 (as defined in Attachment 1) or Subsequent IBM Logo'd Products, at the first meeting of the Design Council:

          (i)    [***];

          (ii)   [***];

          (iii)  [***];

          (iv)   [***];

          (v)    [***];

          (vi)   [***];

          (vii)  [***];

          (viii) [***];

          (ix)   [***]; and

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (x)  [***].

In no event will this impact the acceptance of IBM Logo'd Product 2 as set forth in Attachment 5, unless any of the above items are added to Attachments 1 or 3.

11.0      SCHEDULE

11.1      Initial Schedule

The initial relevant milestones and completion dates associated with this LA are shown in Attachment 13.

11.2      Communication of Schedule Adjustments

The parties agree to keep each other informed in writing via their respective Contract and Technical Co-ordinators of any identified slippage in agreed project schedules.

11.3      Changes to Initial Schedule

Project schedule dates agreed hereunder or stated in any Attachment may not be varied by either party without the consent of the other party through the Technical Co-ordinators. Such consent will not be withheld to the extent that the party whose approval is required has contributed to the delay and/or the notifying party has used commercially reasonable efforts to recover from the delay.

12.0      ROYALTIES AND PAYMENTS

12.1      Royalties

In consideration of the licenses hereby granted by Extricity, IBM will pay Extricity royalties (each of the below, the "Royalty Amounts") in accordance with Clause 12.5 below, other than on transactions described in Clause 12.7 below, as follows:

          (i) When IBM Logo'd Products are not combined with other products or services, IBM will pay Extricity [***] of all net revenue recorded by IBM for each authorised copy of the Product, and for any Passport Advantage Software Subscription Offering for the Product;

          (ii) When the Product is combined with other products or services for a single price ("Bundle"), IBM will pay Extricity [***] of all net revenue recorded by IBM for each authorised copy of the Product, and for any Passport Advantage Software Subscription Offering for the Product, which net revenue will be based on the proportionate value of the IBM Logo'd Product to the Bundle, as determined by IBM; provided however, that if it is a bundle of software products of the IBM AIM division or successor organisation, then net revenue will be based on the proportionate value of the IBM Logo'd Products IBM United States suggested retail price compared to the IBM United States suggested retail price for the other components that make up the bundle;

          (iii) If the Passport Advantage Software Subscription Offering is included in combination with software license revenue recorded for the Product and/or a Passport Advantage Support Offering for a single price ("Bundled Offering"), IBM will pay Extricity [***] of the net revenue for the Passport Advantage Software Subscription Offering, which net revenue will be based upon the proportion of the value of the Passport Advantage Software Subscription Offering to the Bundled Offering, as determined by IBM; and

          (iv) In the case of any internal sale by IBM for production use within IBM and its Affiliates, IBM will pay Extricity a royalty equivalent to [***] of IBM's United States suggested retail price for the relevant Product. In the case of production use of any Product for outsourcing purposes by IBM or its Affiliates, IBM will pay Extricity a royalty equivalent to [***] of

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                 IBM's United States suggested retail price for each license of the relevant Product required to provide the outsourcing services to each Customer.

12.2 Annual Comparison of Volumes with Revenue (Minimum Royalty Commitment) and Adjustments Due to Market Conditions

12.2.1 For the purposes of this Clause 12.2, "Minimum Royalty" will mean an amount equal to [***] times the IBM United States suggested retail price for a Product. Annually, no later than three (3) months following the end of each calendar year, IBM will calculate (based on its records of world-wide activity) the cumulative amount of all royalties that would have been payable to Extricity if the Minimum Royalty per Product license had been used to calculate quarterly payments ("Cumulative Minimum Royalty") on sales of Product licenses other than any transaction described in Clause 12.3 below, instead of the applicable percent of IBM revenue used. If the cumulative amount of royalties paid to Extricity for the relevant annual period was less than would have been paid using the Minimum Royalty, IBM will pay Extricity the amount of the difference, as an annual minimum royalty adjustment, with the next scheduled royalty payment.

12.2.2 If at any time during the Term IBM's then current United States suggested retail price for any Product or standard discounts, or Extricity's then current United States suggested retail price for the corresponding part or parts of the relevant Licensed Work or standard discounts, changes by a factor greater than [***], the parties' Business Co-ordinators will enter into discussions with a view to formulating proposals for the future amendment of the Minimum Royalty stated above at Clause 12.2.1. Failing agreement between the parties' Business Co-ordinators, then the provisions of Clause 23.5 below may be invoked by either party; provided however, that the Minimum Royalty amount in effect at the time will prevail until resolution of the issue pursuant to Clause 23.5.

12.3      Exclusions from the Cumulative Minimum Royalty

The following will be excluded from all aspects of the calculations for the Cumulative Minimum Royalty (where "OEM agreement" means an agreement whereby a Product is embedded into, or restricted to be sold only in conjunction with, a third party's software):

          (i) Special bids (including OEM agreements executed by IBM's current AIM Division or successor organisation that are not discounted pursuant to the IBM OEM discount grid) agreed to between IBM and Extricity where a Customer (or OEM referenced above) has demanded a significant discount, as documented by the parties in a letter or other writing through the Business Co-ordinators specifying the licensing transaction;

          (ii) Royalties received from OEM agreements discounted pursuant to the IBM OEM discount grid or other OEM agreements entered into by a non-AIM Division or successor; and

          (iii) Royalties received from federal, state, local and foreign governments.

12.4      Royalty Advances

IBM will pay Extricity the following prepaid amounts (the "Prepaid Amounts"). The Prepaid Amounts will be fully earned and non-refundable when paid and will constitute a pre-payment by IBM of royalties, to be credited against royalties due under Clause 12.1 above:

          (i) One Million US Dollars (US $1,000,000) in the same calendar quarter of Milestone Number 7 in Attachment 13;

          (ii) Three Million US Dollars (US $3,000,000) in the following calendar quarter; and thereafter

          (iii) Two Million US Dollars (US $2,000,000) per calendar quarter in each of the subsequent ten (10) calendar quarters.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

12.5      Royalty Payments

12.5.1 Royalties Amounts, if any, are to be paid to Extricity against revenue recorded by IBM during a calendar quarter. The Royalty Amounts due in any calendar quarter will, until total amounts paid under this Clause
          12.5.1 equal Twenty-four Million US Dollars (US $24,000,000), be equal to the greater of:

          (i)  The Prepaid Amounts per quarter as set forth in Clause 12.4; or

          (ii) Total Royalty Amounts earned to date less actual Royalty Amounts paid to date.

          Regardless of when during the Term that the total amounts paid under this Clause 12.5.1 equal Twenty-four Million US Dollars (US $24,000,000), then IBM will pay Extricity the Royalty Amounts due in any calendar quarter and will not be obligated to pay any Prepaid Amounts; provided however, that in the event that IBM would otherwise be obligated to pay Extricity the amount due in Clause 12.5.1(i), but payment of that amount would exceed Twenty-four Million US Dollars (US $24,000,000), then IBM will only be obligated to pay that amount which would bring the total to Twenty-four Million US Dollars (US $24,000,000) if the Royalty Amounts do not exceed the Prepaid Amount for that quarter. This Clause 12.5.1 does not alter the terms of Clauses 12.1 and 12.2.

12.5.2 Royalty Amount and Prepaid Amount payments (collectively "Payments") will be made by the sixtieth-fifth (65th) calendar day following the end of the calendar quarter in which the Payments accrue; provided however, that the Prepaid Amount in Clause 12.4(i) will be paid on or before December 31, 2000. All Payments will be made in U.S. dollars. Payments based on foreign revenue will be converted to U.S. dollars on a monthly basis at the rate of exchange published by Reuters Financial Service on approximately the same day each month. IBM will provide a statement summarising the royalty calculations with each Payment.

12.5.3 All amounts payable under this LA are exclusive of all sales, use, value-added, withholding, and other taxes and duties. Provided IBM can provide a valid tax exemption certificate, Extricity will not charge IBM sales tax. IBM is solely responsible for and will pay all taxes and duties assessed in connection with this LA (including but not limited to withholding taxes) and its performance by any authority within or outside of the United States, except for taxes payable on Extricity's net income. IBM will promptly reimburse Extricity for any and all taxes or duties that Extricity may be required to pay in connection with this LA or its performance. Upon reasonable request in writing, IBM will make available to Extricity written documentation, including but not limited to copies of receipts, evidencing any such taxes paid by IBM in connection with this LA.

12.5.4 IBM will receive a discount in an amount equal to [***] of the Pre-Paid Amount for each quarter; provided however, that the amounts due under this Clause 12 are received by Extricity on or before the sixtieth (60th) calendar day following the end of the calendar quarter in which Payments accrue.

12.6      Reports and Audit Rights

12.6.1 Within sixty (60) business days after the last day of each calendar quarter, IBM will present to Extricity a payment due statement, indicating the royalties due hereunder for such quarter.

12.6.2 IBM will maintain, for a period of two (2) years after the end of the year to which they pertain, complete sales and royalty records of the Products licensed by IBM in order to calculate and confirm IBM's royalty obligations hereunder. Upon sixty (60) days prior written notice, Extricity will have the right to appoint an independent accounting firm or other agent (remunerated otherwise than on a contingency or success fee basis) reasonably acceptable to IBM to examine such financial books, records and accounts during IBM's normal business hours to verify the royalties due by IBM to Extricity herein, subject to execution of IBM's standard confidentiality agreement by the accounting firm or agent; provided, however, that execution of such agreement will not preclude such firm from reporting its results to Extricity. In the event such audit discloses an underpayment of royalties due to

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          Extricity hereunder of ten percent (10%) or more, IBM will bear all costs associated with any such audit. In no event will IBM be subject to more than one (1) audit per year unless the prior audit in such year disclosed an underpayment of royalties due Extricity hereunder of ten percent (10%) or more. Any Royalty Amount underpaid or overpaid will be paid to the appropriate party within thirty (30) business days of the completion of the audit.

12.7      Exceptions to Royalty Payment Obligations

          IBM will have no obligation to make any royalty payment in respect of:

          (i) The IBM Logo'd Products (or any Derivative Work thereof) used for: (a) non-production internal use by IBM including, but not limited to, any development, maintenance or support activities conducted by IBM, or any third party under contract with IBM for the above; (b) any marketing demonstration, Customer testing or trial period (including no-charge copies provided to resellers and developers under the terms of IBM's partner programs, early support, pre-release, encrypted or locked sampler distributions not resulting in a license for full productive use, or other similar programs), Product training or education; or (c) copies made for disaster recovery, backup and archival purposes;

          (ii) Any copy of the Product installed by a licensed end user on an alternate work station (e.g., home terminal or laptop), provided that such end user has not been licensed to use the Product on both work stations at the same time;

          (iii) The IBM Logo'd Products (or a functionally equivalent work), to the extent that it becomes generally available from or through Extricity to third parties for use in production without a payment obligation;

          (iv)   Sales by IBM of any Passport Advantage Support Offering;

          (v) Documentation provided with, contained in, or derived from the IBM Logo'd Products;

          (vi)   Error Correction or Minor Enhancements; and

          (vii)  Warranty replacement copies of the Product.

12.8      Acceptance

Payment of royalties or invoices by IBM will not be deemed to constitute acceptance of any Extricity Deliverables or Services. Extricity Deliverables and Services will be subject to inspection, test, acceptance or rejection in accordance with the Test and Acceptance Criteria specified in Attachment 5 ("Test and Acceptance Criteria").

12.9      Certificates of Originality

12.9.1 IBM may suspend payments to Extricity for a IBM Logo'd Products if Extricity fails to provide any Certificate of Originality when due. Payment will resume upon IBM's receipt of an acceptable Certificate.

12.9.2 Upon delivery by Extricity of a Certificate of Originality, IBM will be entitled within ten (10) business days of its receipt to notify Extricity of any material error or omission apparent on the face of the Certificate. In such event, Extricity will be allowed a period not exceeding ten (10) business days following receipt of IBM's notification in order to correct any errors and/or omissions in the Certificate. IBM may suspend payments to Extricity for IBM Logo'd Products if any Certificate continues to contain one or more material errors or omissions following the expiration of such period. Payment will resume upon IBM's receipt of an acceptable Certificate.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

12.9.3 If Extricity fails to perform any of its obligations relating to a Certificate of Originality, IBM may reduce any amounts due Extricity by an amount equal to the value not received, or elect to have Extricity reimburse IBM for the value not received.

12.10     Outsourcing License

In the event that IBM provides outsourcing services to an existing Customer of a Product, it is hereby agreed that IBM will not owe Extricity any fee for access to or assignment of any existing license to such Product or for transfer of the applicable Product to an IBM computer system of like configuration as that for which the Product was licensed. The foregoing is subject to IBM providing Extricity written notice that such Product is to be managed by IBM, and provided that the licensed Product will continue only to be used on behalf of the Customer. Upon expiration or termination of the agreement to provide outsourcing services to the Customer, IBM's right to use that copy of the Product will end, and the original Customer's rights will continue unamended.

13.0      TRADEMARKS

13.1      Extricity's Trademark

Subject to the terms and conditions of this LA (excluding those of Clause 13.2), Extricity hereby grants IBM a nonexclusive, non-transferrable right (at IBM's option) to use those of Extricity's Trademarks provided by Extricity hereunder and relating to the applicable IBM Logo'd Products solely on the Product and its packaging, on related documentation and in marketing collateral in connection with IBM's and its distributors' and resellers' marketing and distribution of the Product; provided however, that IBM uses Extricity's Trademarks in a manner that is equivalent to IBM's treatment of its own Trademarks. Except as provided above, prior to either party's using any of the other's Trademarks, such party will obtain prior written approval to use the other Trademark, which approval will not be unreasonably withheld or delayed. Such use must clearly reference the other party as the owner of such Trademark. All goodwill arising from use of either party's Trademarks will inure to the benefit of the party owning such Trademark.

13.2      No Additional Rights

Subject to the provisions of Clause 13.1, and other than for the use of any Trademark required in connection with any activity forming part of the other party's obligations hereunder, neither party grants the other any right to use any of its Trademarks in connection with any product, service, promotional or advertising materials.

13.3      Objections

If either party fails to conform to the foregoing usage requirements, the other party may upon written notice of not less than thirty (30) days, require the party using the relevant Trademark to use reasonable steps to resolve such non-conformance.

14.0      BLANK

15.0      COMMUNICATIONS

15.1      Co-ordinators

All communications between the parties will be carried out through the following designated co-ordinators and Relationship Managers:

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Business Co-ordinators

----------------------------------------------------------------------------------------------
FOR EXTRICITY                                         FOR IBM
----------------------------------------------------------------------------------------------
Name                    Nicole Eagan                  Name           Dave Chapman
----------------------------------------------------------------------------------------------
Title                   VP of Business                Title          Business Development
                        Development                                  Manager
----------------------------------------------------------------------------------------------
Address                 555 Twin Dolphin Drive        Address        Hursley Park, Winchester,
                        Redwood Shores, CA                           SO21 2JN, United Kingdom
                        94065
----------------------------------------------------------------------------------------------
Phone                   650.596.4522                  Phone          44 1962 816537
----------------------------------------------------------------------------------------------
Fax                     650.596.1310                  Fax
----------------------------------------------------------------------------------------------
E-mail                  neagan@extricity.com          E-mail
                        --------------------
----------------------------------------------------------------------------------------------

Contract Co-ordinators

----------------------------------------------------------------------------------------------
FOR EXTRICITY                                         FOR IBM
----------------------------------------------------------------------------------------------
Name                    Vicki L. Randall, Esq.        Name           Tony Ford
----------------------------------------------------------------------------------------------
Title                   General Counsel               Title          Senior Counsel
----------------------------------------------------------------------------------------------
Address                 555 Twin Dolphin Drive        Address        Hursley Park, Winchester,
                        Redwood Shores, CA                           SO21 2JN, United Kingdom
                        94065
----------------------------------------------------------------------------------------------
Phone                   650.596.4586                  Phone          44 1962 816608
----------------------------------------------------------------------------------------------
Fax                     650.618.1668                  Fax
----------------------------------------------------------------------------------------------
E-mail                  vrandall@extricity.com        E-mail
                        ----------------------
----------------------------------------------------------------------------------------------

Technical Co-ordinators

----------------------------------------------------------------------------------------------
FOR EXTRICITY                                         FOR IBM
----------------------------------------------------------------------------------------------
Name                    Laura Ferrell                 Name           Tony Ormston
----------------------------------------------------------------------------------------------
Title                   VP of Engineering             Title
----------------------------------------------------------------------------------------------
 Address                555 Twin Dolphin Drive        Address        Hursley Park, Winchester,
                        Redwood Shores, CA                           SO21 2JN, United Kingdom
                        94065
----------------------------------------------------------------------------------------------
 Phone                  650.596.4506                  Phone
----------------------------------------------------------------------------------------------
 Fax                    650.618.1668                  Fax
----------------------------------------------------------------------------------------------

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

----------------------------------------------------------------------------------------------
 E-mail                 lferrell@extricity.com        E-mail
                        ----------------------
----------------------------------------------------------------------------------------------

15.2      Regular review meetings

Review meetings will be held at a minimum on a quarterly basis by the parties' Relationship Managers and the parties Business Co-ordinators will attend the quarterly review meetings.

15.3      Notices

Any notice required or permitted under this LA will be sent to the Contract Co-ordinator named above, and will be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt, facsimile receipt confirmation sheet). Each party will notify the other if its representative changes.

16.0      TERMINATION AND EXPIRATION

16.1 The "Term" of this LA, unless earlier terminated in accordance with this Clause 16, will be determined as follows:

          (i) The initial term of this LA will begin on the Effective Date and will end thirty seven (37) months after the date of Milestone Number 7 in Attachment 13 (the "Initial Term");

          (ii) This LA cannot be terminated for convenience prior to the end of the Initial Term; and

          (iii) This LA can be terminated for convenience as follows: (a) one party may give written notice of termination to the other party, at least ninety (90) days prior to the end of the Initial Term. If such notice of termination for convenience is not provided, this LA will continue for one more year (i.e. "Subsequent Term") from the end of the Initial Term; and (b) if notice of termination for convenience is not provided at least ninety (90) days prior to the end of the then current Subsequent Term, then on each anniversary of the end of the Initial Term thereafter, this LA will continue for one more year.

16.2      Termination of this LA for Cause by IBM

After completely exercising the dispute resolution process as specified in Clause 23.5 below (which will occur prior to the termination notice period specified below), and to the extent permitted by law, IBM may terminate this LA, without thereby incurring any liability to pay any compensation or cancellation charge, for "Cause", i.e. for: (i) any material breach of the provisions of this LA by Extricity that is either incapable of being cured, or is not cured within sixty (60) days after Extricity receives written notice fully particularising the material breach from IBM; or (ii) if Extricity becomes insolvent or files (or has filed against it) a petition in bankruptcy which remains undischarged after sixty (60) days. Any such termination will be effective at the end of thirty (30) days from a written termination notice sent at the end of the sixty (60) day periods mentioned in Clauses 16.2(i) and (ii) if the Cause is either not curable or remains uncured.

16.3      Termination of this LA for Cause by Extricity

After completely exercising the dispute resolution process as specified in Clause 23.5 below (which will occur prior to the termination notice period specified below), and to the extent permitted by law, Extricity may terminate this LA, without thereby incurring any liability to pay any compensation or cancellation charge, for "Cause", i.e.:

          (i) For any material breach of the provisions of this LA by IBM that is either incapable of being cured, or is not cured within sixty (60) days after IBM receives written notice fully particularising the material breach from Extricity;

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (ii) If IBM becomes insolvent or files (or has filed against it) a petition in bankruptcy which remains undischarged after sixty
                 (60) days;

          (iii) If IBM replaces the IBM Logo'd Products as a component of the IBM AIM Division or successor organisation's Products with functionally equivalent software obtained from or produced by a competitor of Extricity's, excluding IBM;

          (iv)   If IBM ceases to sell the IBM Logo'd Products.

Any such termination will be effective at the end of thirty (30) days from a written termination notice sent at the end of the sixty (60) day periods mentioned in Clauses 16.3(i) and (ii) or from the date Extricity learns of the events set forth in Clauses 16.3(iii) and (iv) if the Cause is either not curable or remains uncured.

16.4      Termination of this LA by IBM upon a Control Change affecting
          Extricity

16.4.1    For the purposes of this Clause 16:

          (i) "Actual Voting Power" means the total number of votes that may be cast in the election of directors of Extricity at any meeting of stockholders assuming all shares of common stock and other securities entitled to vote generally in the election of directors were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than common stock) or upon the happening of a contingency. In determining the percentage of Actual Voting Power beneficially owned by any person or entity, shares of common stock and such other securities issuable upon conversion or exercise of any securities beneficially owned by such person or entity that are subject to any rights of conversion of any options, warrants or rights beneficially owned by such person or entity will be deemed to be outstanding, but will not be deemed to be outstanding for the purpose of computing the percentage of Actual Voting Power owned by any other person or entity;

          (ii) "Equity Securities" mean any securities of Extricity entitled to vote generally in the election of directors, and any other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any such securities, whether or not presently convertible, exchangeable or exercisable; and

          (iii) A "Control Change" will be deemed to have occurred with respect to Extricity for the purposes of this LA:

               (a) If any of the following transactions will be consummated following submission of such transaction to, and approval of such transaction by, the stockholders of Extricity (or, if such transaction were not submitted to the stockholders of Extricity, it would have been required to be submitted for approval of the stockholders if Extricity were subject to the rules of the applicable stock Exchange):

                    (1) A merger or consolidation with any other person or entity in which all Equity Securities of Extricity outstanding immediately prior thereto represent (either by remaining outstanding or being converted into equity Securities of the surviving corporation) less than fifty percent (50%) of the Actual Voting Power of Extricity or the surviving entity outstanding immediately after such merger or consolidation; or

                    (2) The sale or disposition by Extricity (in one transaction or a series of transactions) of all or substantially all of Extricity's assets;

               (b) If the sale or disposition by Extricity (in one transaction or a series of transactions) of its software business relating to the Licensed Work or IBM Logo'd Products ; or

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

               (c) If in any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature, other than a merger or consolidation), the beneficial holders of Equity Securities of Extricity immediately prior thereto continue to own beneficially Equity Securities representing less than fifty percent (50%) of the Actual Voting Power of Extricity (or any successor entity) immediately thereafter.

16.4.2 In the event that Extricity receives an offer which if accepted would represent a Control Change, then it will, as soon as practicable but in any event prior to the consummation of such Control Change, give IBM notice of Extricity's intention to proceed with such a transaction. Within forty-eight (48) hours of the receipt of such notice, IBM may submit a proposal of its own to Extricity, and if such proposal is rejected by Extricity within forty-eight (48) hours, then the parties agree within five (5) business days and pursuant to the terms of Clause 16.4.3, to determine if the Control Change is grounds for termination and the release of Escrow Materials as set forth in Clause 8.3.2. If it is determined that a termination will result either by the party's mutual agreement in Clause 16.4.3(i) or by IBM because the Control Change meets the terms of 16.4.3(ii), then IBM will deliver written notice to Extricity that this LA will be terminated upon the effective date of such Control Change.

16.4.3 The parties agree that, in the event of a Control Change, this LA can only be terminated if:

          (i)  The parties mutually agree; or

          (ii) The Control Change results in more than fifty percent (50%) of the Actual Voting Power of Extricity being directly or indirectly controlled by an entity or person which is (or is owned by another entity or person which is) a supplier or producer of Middleware deriving [***] or more of gross revenues in the most recent four (4) quarters ("Revenue Amount") prior to the Control Change from Middleware product licenses and the provision of related support and maintenance services (excluding consulting) during the last annual reporting period, where such products consist of or substantially contain middleware technology. For purposes of this Clause 16.4.3(ii), "Middleware" means runtime system software (i.e., software positioned between an application program and lower-level operating system, data management and networking services) that directly enables transferring business data and/or information (other than technical housekeeping information) where the programs or databases are spread across two (2) or more computers. Extricity will be responsible for supplying the information necessary to determine the Revenue Amount.

16.5      Effect of Termination

16.5.1 If this LA is terminated for Cause by IBM and there is a Release Event under Clause 8.2(i), then Extricity will provide Support and Maintenance for a six (6) month period following the date of the Release Event. Except for the terms that survive specified in Clause
          23.10 and license grants specified in Clause 7, all other terms will terminate.

16.5.2 If this LA is terminated for Cause by Extricity (other than in the case described above at Clause 16.3 (iv)), then all PrePaid Amounts due under Clause 12.2 will become immediately due and payable within thirty (30) days of the effective date of termination. Extricity will provide Support and Maintenance for a six (6) month period following the date of such termination. Except for the terms that survive specified in Clause 23.10 all other terms will terminate. However, the license grants specified in Clause 7 will continue for twelve (12) months to permit IBM to satisfy outstanding Customer orders and sell existing inventory of Products. Except as set forth above, Extricity will not be entitled to any further compensation from IBM for such termination or the events justifying the termination under Clause 16.3

16.5.3 If this LA is terminated for Cause by Extricity in the case described above at Clause 16.3(iv), then no further PrePaid Amounts will be payable after the effective date of the termination. Extricity will provide Support and Maintenance for a six (6) month period following the effective date of such

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          termination. Except for the terms that survive specified in Clause 23.10, all other terms will terminate. However, the license grants specified in Clause 7 will continue for twelve (12) months to permit IBM to satisfy outstanding Customer orders and sell existing inventory of Products. Except as set forth above, Extricity will not be entitled to any further compensation from IBM for such termination or the events justifying the termination under Clause 16.3.

16.5.4 If this LA is terminated for a Control Change, then the terms of Clause 8.3.2 will apply.

16.5.5 Termination of this LA does not affect any Customer licenses granted prior to the effective date of termination.

16.6      Effect of Expiration

When the Term of this LA has ended, then Extricity will provide IBM with Support and Maintenance and Error Corrections for twelve (12) months for [***] per quarter.

17.0      WARRANTIES

17.1      Mutual Warranties

Each party makes the following representations and warranties to the other:

          (i) That it has the right to enter into this LA and that in its performance of this LA it will comply, at its own expense, with the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject (including but not limited to all applicable export and import laws);

          (ii) That no claim, lien, or action exists or is threatened against it that would interfere with any of the rights which it grants to the other under this LA;

          (iii)  That during the Term, all Deliverables which it supplies will:
                 (a) comply with the relevant material specifications and other material requirements set out in or under this LA; and (b) materially operate in accordance with any Documentation which it publishes in respect of such Deliverable;

          (iv) That all Services will be performed using reasonable care and skill and in accordance with the specifications and other requirements set out in this LA;

          (v) That, to the extent applicable, all Deliverables and Services which it supplies and which interact in any capacity with date data are Year 2000 ready such that when used in accordance with their associated documentation they are capable of correctly processing, providing, receiving and displaying date data, as well as exchanging accurate date data with all products with which the Deliverables or Services are intended to be used within and between the twentieth and twenty-first centuries;

          (vi) That to the extent applicable, all Deliverables and Services which it supplies and which interact in any capacity with monetary data are euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the published euro currency formatting conventions (including the euro sign);

          (vii) That all Deliverables which it supplies will be tested for, and do not contain, harmful code; and

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (viii) That to the extent permitted by law, all authors have agreed in writing not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in any Deliverable which it supplies.

THE WARRANTIES AND CONDITIONS IN THIS LA ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

17.2      Extricity Warranty

Extricity hereby warrants to IBM that:

          (i) No third party has been granted licensing rights similar to the rights granted hereunder by Extricity in respect of the Licensed Work and/or the Developed Works which are more favourable than the corresponding terms granted hereunder to IBM; and

          (ii) In the event that Extricity grants to any third party licensing rights similar to the rights granted hereunder in respect of the Licensed Work and/or the Developed Works, on royalty terms which are more favourable to the licensee than those set out herein, Extricity will promptly so advise IBM of the fact and the royalty calculation and payment provisions hereof will be adjusted so that the terms applicable hereunder are rendered no less favourable to IBM than the corresponding terms extended to the third party licensee.

17.3      IBM Warranty

IBM hereby warrants that it is IBM's present intent to make the IBM Logo'd Products available as part of IBM's "WebSphere" family of products (or any functionally equivalent successor or replacement thereof marketed under another name or mark), and to advise Extricity in writing if and when IBM makes a decision to not make the IBM Logo'd Product available as part of IBM's WebSphere family.

17.4      Warranty Redemption

If any Deliverable or any of the Services supplied by Extricity does not comply with the warranties in this LA, Extricity will repair or replace the relevant Deliverable or re-perform the relevant Services, without additional charge and in a timely manner.

18.0      INTELLECTUAL PROPERTY

18.1      Joint Invention Rights

Joint Inventions will be the joint property of the parties. Title to Joint Inventions as well as in and to any patent application and patents issued thereon will be assigned jointly to IBM and Extricity. IBM and Extricity will share equally in the expenses of seeking and maintaining patent protection, except that either party may elect at its own expense to seek and maintain patent protection for both parties, if the other party declines to share expenses. Each party will have the right to grant licenses to third parties or to assign its rights therein without any obligation to account to the other party or to seek the consent of the other party.

18.2      Perfection of Copyrights

Extricity will provide to IBM a "Certificate of Originality" or equivalent documentation to verify authorship of its Deliverables as defined elsewhere in this LA. Extricity will confirm assignment of copyright for IBM-owned
Developed Works using the "Confirmation of Assignment of Copyright" form (as shown in Attachment 6 hereto) and will assist IBM in perfecting such copyrights. Extricity will be responsible for registration, maintenance and enforcement of copyrights for Licensed Work and any Extricity-owned Developed Works.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

18.3      Patent License

Extricity hereby grants to IBM a nonexclusive, world-wide, and fully paid-up license under any patents or patent applications licensable by Extricity during the Term to make, have made, use, have used, import, export, sell, and otherwise transfer the Deliverables which it supplies, to the extent authorised in this LA and solely for the purpose of exercising IBM's rights to the IBM Logo'd Products.

19.0      INDEMNIFICATION

19.1      General Indemnification

Each party will defend, hold harmless and indemnify, including legal fees, the other against claims that arise or are alleged to have arisen as a result of its negligent or intentional acts or omissions or those of its Personnel, including any claim for death, personal injury and damage to real or tangible personal property.

19.2      Intellectual Property Indemnification

Extricity will defend, or (at IBM's option) will co-operate in the defense of, hold harmless and indemnify, including legal fees, IBM and IBM Personnel from any claim that any of the Deliverables or Services supplied or performed by Extricity infringes the copyright, patent or other intellectual property rights of a third party. If such a claim is (or is likely to be) made, Extricity will, at its own expense, exercise the first of the following remedies that is practicable: (i) obtain for IBM the right to continue to use, sell and license the Deliverables and Services consistent with this LA; (ii) modify Deliverables and Services so they are non-infringing and in compliance with this LA; or (iii) replace the Deliverables and Services, or other affected Deliverables or Services, with non-infringing ones that comply with this LA.

19.3      Exceptions to Indemnification Obligation

Extricity will have no obligation to indemnify IBM or IBM Personnel for any claim that any of Extricity's Deliverables or Services infringes the intellectual property rights of a third party, to the extent that such claim arises as a result of:

          (i) Extricity's compliance to written specifications provided by IBM and the alleged infringement is described in such written specifications;

          (ii)   IBM's modification of the Deliverables; or

          (iii) Combination, operation or use of the Deliverables with any software not supplied by Extricity, except for software necessary to use the Deliverables for their intended purpose, such as an operating system.

The exceptions above only apply where such claim would have been avoided or without merit in the absence of the conditions described in the exceptions.

20.0      LIMITATION OF LIABILITY

20.1      No Liability

Regardless of the type of claim, in no event will either party be liable to the other party for any indirect, incidental, special or consequential damages, including but not limited to, lost profits or revenues, under any part of this LA, whether in an action for contract negligence or other tort or otherwise, even if informed in advance that they may occur.

20.2      Total Liability

The total aggregate liability of each party under this LA for direct damages is limited to the sum of [***].

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

20.3      Exclusions

The exclusions and limitations stated at Clause 20.1 and 20.2 above do not apply to:

          (i)    Extricity's liabilities for the indemnity set out at Clause
                 19.2 above;

          (ii) Any obligation of either party to make any payment which is properly due under this LA, including those set forth in Clause 16.5.2;

          (iii) In the event of IBM breaching its obligations under Clause 7.4 in respect of the reverse engineering of Extricity's Object Code, or its obligations under Clause 8.3.2 in respect of Extricity's Source Code.

21.0      PERSONNEL

21.1      Independent Contractors

Each party hereto is an independent contractor and this LA does not for any purpose whatsoever create an agency relationship between either party and the other or the other's Personnel.

21.2      No Joint Venture

Nothing contained in this LA will constitute the parties as entering upon a joint venture or partnership.

21.3      No Liability

Neither party assumes any liability or responsibility for the other party's Personnel.

21.4      Compliance

Each party will:

          (i) Ensure it and its own Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements; and

          (ii) Be responsible for the supervision, control, compensation, withholdings, health and safety of its own Personnel.

22.0      INSURANCE

22.1      Amounts

Extricity will at its expense maintain:

          (i) Comprehensive general or public liability insurance with a minimum limit per occurrence or accident of One Million US Dollars (US $1,000,000) (or local currency equivalent);

          (ii) Workers' compensation or employer's liability as required by local law, such policies waiving any subrogation rights against IBM; and

          (iii) Automobile liability insurance as required by local statute but not less then One Million US Dollars (US $1,000,000) (or local currency equivalent) if any vehicle will be used in the performance of this LA.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

22.2  Type

Insurance required under this Clause will name IBM as an additional insured with respect to IBM's insurable interest, will be primary or non-contributory regarding insured damages or expenses, and will be purchased from insurers of sound internationally recognised financial standing.

23.0  GENERAL

23.1  Amendments

This LA may only be amended by a writing specifically referencing this LA which has been signed by authorised representatives of the parties.

23.2  Assignment

Neither party may assign this LA, or its rights and obligations under it without the prior written consent of the other party except: (i) to an Affiliate; (ii) in connection with the sale of all or a substantial portion of that party's business or relevant business unit; or (iii) any right to receive payment hereunder. No assignment will be effective unless and until written notice of the assignment has been provided to the other party. Any unauthorised assignment is void.

23.3  Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action

This LA and the performance of transactions under this LA will be governed by the laws of the State of New York. The parties expressly waive any right to a jury trial regarding disputes related to this LA. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to this LA must be commenced no later than two (2) years from the date on which the cause of action first arose.

23.4  Counterparts

This LA may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this LA made by reliable means (for example, photocopy or facsimile) is considered an original.

23.5  Dispute Resolution

In the event that a dispute arises between the parties relating to any matters under this LA that cannot be resolved in the course of normal business discussions, the following escalation procedure will apply:

     (i) The Technical or Contract Co-ordinators will make good faith efforts to resolve the dispute in their respective areas as soon as possible;

     (ii) In the event that such Co-ordinators cannot resolve any dispute within five (5) business days, the matter will be submitted to the Business Co-ordinators;

    (iii) In the event that the Business Co-ordinators cannot resolve the dispute within fifteen (15) business days the matter will, at the option of either party, be submitted to nominated senior executives of each party. Such senior executive, in the case of IBM, will be the Controller of the AIM Division of IBM's Software Group (or his/her designee), and in the case of Extricity, will be the Chief Financial Officer (or his/her designee);

     (iv) Submission of a dispute to all levels of management as described in this Dispute Resolution provision will be a pre-requisite to giving notice of termination for breach; and

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     (v) Each party agrees that any litigation arising under or related to this LA will only be commenced after good faith attempts to resolve the subject dispute pursuant to this section will have taken place.

Notwithstanding the above, each party will remain free to seek injunctive relief before the applicable competent tribunal in order to seek to stop (or to restrain) any infringement of its patents, copyrights, or rights in its own confidential information.

23.6  Exchange of Information

Unless required otherwise by law without the possibility of contractual waiver or limitation, all information exchanged by the parties will be considered non-confidential. If either party requires the communication of any confidential information, such communication will be made under Confidential Disclosure Agreement number 4900 UK 0707, through the use of a Supplement. The parties will not disclose the financial terms of this LA without the prior written consent of the other party, except as may be required by law, and (in such event) provided the disclosing party first obtains the benefit of any confidentiality treatment available.

23.7  Freedom of Action

This LA is nonexclusive and each party remains free to design, develop, manufacture, acquire or market and distribute competitive products or services, provided that in so doing such party does not infringe or misappropriate any of the other party's patents, copyrights, Trademarks or Confidential Information (as defined in Clause in 23.6). The parties will independently establish prices for their products and services. IBM is not obligated to announce or market any Products and does not guarantee the success of its marketing efforts, if any.

23.8  Force Majeure

Neither party will be in default or liable for any delay or failure to comply with this LA to the extent that such delay or failure is due to any act beyond the control of the affected party, excluding its own labour disputes, provided such party immediately notifies the other.

23.9  Severability

If any term in this LA is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this LA will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this LA.

23.10  Survival

The obligations and provisions set forth in the following Clauses of this LA will survive after termination or expiration of this LA and will remain in effect until fulfilled: "Ownership," "Warranties," "Intellectual Property," "Royalties and Payments," "Indemnification," "Limitation of Liability," "Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action," and "Exchange of Information."

23.11  Waiver

To be effective, any waiver under this LA must be in writing signed by the party waiving its right. No waiver by either party of any instance of the other party's non-compliance with any obligation or responsibility under this LA will be deemed to constitute a waiver of any subsequent instance.

23.12  Headings

The various Clause headings in this LA are included solely for reference purposes and will not affect the interpretation hereof.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

23.13  Attachments

The provisions of the following Attachments are hereby incorporated by reference:

     ATTACHMENT 1:   DESCRIPTION OF LICENSED WORK

     ATTACHMENT 2:   CERTIFICATE OF ORIGINALITY

     ATTACHMENT 3:   DESCRIPTION OF DEVELOPED WORKS

     ATTACHMENT 4:   SUPPORT AND MAINTENANCE FOR DELIVERABLES

     ATTACHMENT 5:   TEST AND ACCEPTANCE CRITERIA

     ATTACHMENT 6:   CONFIRMATION OF COPYRIGHT ASSIGNMENT

     ATTACHMENT 7:   DESCRIPTION OF IBM MATERIALS & PRODUCT INTEGRATION AREAS

     ATTACHMENT 8:   ACCEPTANCE CRITERIA FOR ESCROWED SOURCE CODE

     ATTACHMENT 9:   BLANK

     ATTACHMENT 10:  BLANK

     ATTACHMENT 11:  KNOWLEDGE FOR IBM LOGO'D PRODUCTS

     ATTACHMENT 12:  EXTRICITY-OWNED & IBM-OWNED DEVELOPED WORKS

     ATTACHMENT 13:  AGREED MILESTONES

     ATTACHMENT 14:  TOOLS

23.14  Expenses

Except as may be expressly provided in this LA, each party will bear its own expenses in connection with this LA and the activities under it.

23.15  ReSeller Agreement

Section 1.2 of Term and Termination in the Reseller Agreement is hereby amended. Neither party may terminate the Reseller Agreement for convenience until the end of the Initial Term. Thereafter, the Reseller Agreement may be terminated for convenience by following the same process as defined in Clause 16.1(iii).

23.16  Entire Agreement

The provisions of this LA, including Attachments, the ReSeller Agreement and the Confidential Disclosure Agreement number 4900 UK 0707 constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof. Any oral terms or terms contained in invoices, purchase orders, acknowledgements, or other documents that are inconsistent with or different from the terms of this LA will be void and of no effect.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

ACCEPTED AND AGREED TO BY              ACCEPTED AND AGREED TO BY

INTERNATIONAL BUSINESS MACHINES        EXTRICITY, INC.:
CORPORATION:




By:                                     By:
       -----------------------------           --------------------------------
       IBM Signature                           Extricity Signature

Name:  W.J. Reedy                       Name:  Barry M. Ariko

Date:  8/18/00                          Date:  8/18/00

Title: VP, Business Development         Title: Chairman and CEO

IBM Address:                            Extricity Address:

Route 100                               555 Twin Dolphin Drive, Suite 600
Somers                                  Redwood Shores
NY 10589                                CA 94065
USA                                     USA


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 1
                                  ------------

                          DESCRIPTION OF LICENSED WORK
                          ----------------------------

DESCRIPTION OF LICENSED WORK FOR IBM LOGO'D PRODUCT 1:
-----------------------------------------------------

     1.  Extricity Alliance Manager
         Extricity Alliance Manager includes the following subcomponents:
               Integration Server
               Process execution engine
               Communications Manager
               Alliance proxy (firewall proxy)
               Alliance Channel
               Utility Adapters (FTP, Email)

     2.  Extricity Integration Adapter for IBM MQSeries

         Includes:   Adapter for IBM MQSeries Pub/Sub Component

     3.  Extricity Integration Adapter for IBM MQSeries Workflow

     4.  Extricity Integration Adapter for IBM MQSeries Integrator

     5.  Extricity WebApp Channel

         Includes:  Alliance Web Proxy (firewall proxy)

     Extricity will deliver to IBM license keys and delivery instructions to enable IBM to: (i) restrict use of the Products to the number of partners licensed/paid for by Customer; and (ii) restrict the use of Alliance Channel by partners of Customers to connection with only the Customer from whom they received the Alliance Manager license.

     Items 1 - 5 will be delivered with separate installation programs and/or installation instructions.

     Adapter Upgrades
     ----------------

     Extricity will develop and provide the following:

     .  [***]

     .  [***]

     Platform Support
     ----------------

     .  [***]

     .  [***]

     .  [***]

          .  [***]

          .  [***]

          .  [***]

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

DESCRIPTION OF LICENSED WORK FOR IBM LOGO'D PRODUCT 2:
-----------------------------------------------------

     1.  Extricity Alliance Manager
         Extricity Alliance Manager includes the following subcomponents:
               Integration Server
               Process execution engine
               Communications Manager
               Alliance proxy  (firewall proxy)
               Alliance Channel
               Utility Adapters (FTP, Email, JDBC)

     2.  Extricity Integration Adapter for IBM MQSeries

               Includes:   Adapter for IBM MQSeries Pub/Sub Component

     3.  Extricity Integration Adapter for IBM MQSeries Workflow

     4.  Extricity Integration Adapter for IBM MQSeries Integrator

     5.  Extricity WebApp Channel

         Includes:  Alliance web proxy (firewall proxy)

     6.  Channel Development Environment

     Extricity will deliver to IBM license keys and delivery instructions to enable IBM to: (i) restrict use of the Products to the number of partners licensed/paid for by Customer; and (ii) restrict the use of Alliance Channel by partners of Customers to connection with only the Customer from whom they received the Alliance Manager license.

     [***]
     -----

     .  [***]

     [***]
     -----

     .  [***]

     .  [***]

     [***]
     -----

     .  [***]

       .  [***]

       .  [***]

       .  [***]

       .  [***]

       .  [***]

       .  [***]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     [***]
     -----

     .  [***]

     .  [***]

     [***]
     -----

     .  [***]

     [***]
     -----

     [***]

     .  [***]

     .  [***]

       1)  [***]

       OR

       2)  [***]

     .  [***]

     .  [***]

     [***]
     -----

     .  [***]

     .  [***]

     .  [***]

     .  [***]

       .  [***]

       .  [***]

       .  [***]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                            Exhibit 1 to Attachment 1
                           -------------------------

                          Unicode Support Requirements

--------------------------------------------------------------------------------
      Item                   Function         Character Set       Data Format
--------------------------------------------------------------------------------
[***]             [***]                    [***]            [***]
--------------------------------------------------------------------------------
[***]             [***]                    [***]            [***]
--------------------------------------------------------------------------------
[***]             [***]                    [***]            [***]
--------------------------------------------------------------------------------

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 2
                                  ------------

                           CERTIFICATE OF ORIGINALITY
                           --------------------------

The Certificate of Originality questionnaire may be used to cover one complete Licensed Work or Developed Works, even if that Licensed Work or Developed Works includes multiple modules. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material.

1. The following Certificate of Originality applies to the following Licensed Work and/or Developed Works:

2. Was any portion of the software material written by anyone other than you or your employees within the scope of their employment?

     YES _____ NO _____

     If YES, identify the author and the circumstances:

3. Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:

4.   Specify for each involved party the name, address, and citizenship:

5. If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees within the scope of their employment)?

6. If the party is an individual, did he/she create the software material while employed by or under contractual relationship with another party?

     YES _____ NO ______

     If YES, provide name and address of the other party and explain the nature of the contractual relationship:

7. How did you acquire title to the software material written by the other party?

8. Are any copyright, confidentiality, or proprietary notice(s) present on the software material(s)?

     YES _____ NO ______

     If YES, please describe such notice(s).

9. Was any portion of the software material (e.g., Code or associated documentation) derived from pre-existing works (either yours or a third party's), including any code from freeware, shareware, electronic bulletin boards, or the Internet?

     YES _____  NO ______

     If YES, please identify the material, author, owner and copyright notice, if any, for each of the pre-existing materials.

10. Does any of the software materials (e.g., Code or associated documentation) include recognizable voices, pictures or other likenesses?

     YES ____ NO ______

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     If YES, how did you acquire rights to use such recognizable voices, pictures or other likenesses?

11. Provide an explanation of any other circumstance which might affect IBM's ability to reproduce, distribute and market this software material, including whether your software material was prepared from any pre-existing materials which have any: (a) confidentiality or trade secret restrictions to others; (b) known or possible royalty obligations to others; and (c) used other pre-existing materials developed for another party or customer (including government) where you may not have retained full rights to such other pre-existing materials.

     Authorized Signature:  ________________________

     Name:                  ________________________

     Title:                 ________________________

     Date:                  ________________________

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 3
                                  ------------

                         DESCRIPTION OF DEVELOPED WORKS
                         ------------------------------

DESCRIPTION OF DEVELOPED WORKS FOR IBM LOGO'D PRODUCT 1
-------------------------------------------------------

IBM logo requirements
----------------------

Extricity will complete the following activities to meet IBM logo requirements:

     .  Replace user-visible product name or company references in the software

     . Replace user-visible product name and company references in the documentation

     .  Deliver documentation in PDF and HTML form - no hard copy

     . Replace the license agreement text visible in the Installer with IBM-supplied text

     .  Produce the "gold master" CD with labeling as specified by IBM

     .  NLS assumption for this delivery: English language version only

DESCRIPTION OF DEVELOPED WORKS FOR IBM LOGO'D PRODUCT 2
--------------------------------------------------------

IBM logo requirements
---------------------

Extricity will complete the following activities to meet IBM logo requirements.

     .  Replace user-visible product name or company references in the software

     . Replace user-visible product name and company references in the documentation

     . Deliver documentation source in form to be mutually agreed with IBM for conversion by IBM to the IBM house style and publishing system format

     . Replace the license agreement text visible in the Installer with IBM-supplied text

     .  Produce the "gold master" CD with labeling as specified by IBM

     . NLS assumption for this delivery: enable NLS translation and DBCS support

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 4
                                  ------------

                            SUPPORT AND MAINTENANCE
                            -----------------------

1.0  Definitions

1.1 "APAR" means the completed form entitled "Authorized Program Analysis Report" that is used to report suspected Code or documentation errors, and to request their correction.

1.2 "APAR Closing Codes" means the established set of codes used to denote the final resolution of an APAR. IBM will identify APAR Closing Codes prior to the date of acceptance for the applicable Deliverable.

1.3 "APAR Correction Times" means the objectives that Extricity must achieve for resolution of Errors and distribution of the correction to IBM.

     (i) "Severity 1" requires maximum effort support until an emergency fix or bypass is developed and available for shipment to IBM. Critical situations may require Customer, IBM and Extricity personnel to be at their respective work locations or available on an around-the-clock basis. The objective will be to provide relief to the Customer within twenty-four (24) hours and provide a final solution or fix within seven (7) calendar days;

     (ii) "Severity 2" must be resolved within fourteen (14) calendar days;

    (iii) "Severity 3" must be resolved within twenty-one (21) calendar days;
           and

     (iv) "Severity 4" must be resolved within twenty-eight (28) calendar days.

The calendar days begin when Extricity receives the APAR and supporting documentation and end when the Error Correction or other resolution is shipped to IBM. IBM will consider exceptions from these objectives when warranted by technical or business considerations.

1.4 "APAR Severity Levels" means designations assigned by IBM to Errors to indicate the seriousness of the Error based on the impact that the Error has on the Customer's operation:

     (i) Severity 1 is a critical problem. The Customer cannot use the Product or there is a critical impact on the Customer's operations which requires an immediate solution;

     (ii) Severity 2 is a major problem. The Customer can use the Product, but an important function is not available or the Customer's operations are severely impacted;

    (iii) Severity 3 is a minor problem. The Customer can use the Product with some functional restrictions, but it does not have a severe or critical impact on the Customer's operations; and

     (iv) Severity 4 is a minor problem that is not significant to the Customer's operations. The Customer may be able to circumvent the problem.

1.5 "Developer Test Systems" means an appropriate configuration of installed hardware and software that Extricity maintains which is representative of typical Customer installations for the IBM Logo'd Products. These Developer Test Systems will contain, at a minimum, the following:

      (i) the current and current minus 1 level of the IBM Logo'd Products;

     (ii) the current and current minus 1 level of prerequisite/co-requisite hardware and software that IBM specifies to Extricity; and

    (iii) specific fix-packs as required.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

The Developer Test Systems will consist of the appropriate configured workstations only unless IBM specifies and provides Extricity other equipment at no charge.

1.6 "IBM Test Systems" means an appropriate configuration of installed hardware and software that IBM maintains which is representative of typical IBM Customer installations using the Product. These test systems will contain, at a minimum, a level of prerequisite/co-requisite hardware and software that is correspondent with that of the Developer Test Systems.

1.7 "Maintenance Level Service" means the service provided when a Customer identifies an Error:

     (i) Level 1 is the service provided in response to the Customer's initial phone call identifying an Error;

     (ii) Level 2 is the service provided to reproduce and attempt to correct the Error or to find that the service provider cannot reproduce the Error; and

    (iii) Level 3 is the service provided to isolate the Error at the component level of the Code. The service provider distributes the Error Correction or circumvention or gives notice if no Error Correction or circumvention is found.

1.8 "Problem Determination" means the process of determining whether a problem is being caused by hardware, software or documentation.

1.9 "Problem Management Record" ("PMR") means a record created when a Customer makes the initial support request. This record becomes a part of the Problem Management System database and records the essential information about the Customer question or problem.

1.10 "Problem Management System" ("PMS") means an internal IBM developed software system used to record Customer demographic information and encode data about the reported question or problem. The PMS will handle the dispatching of the call record. The PMS will provide management reports of the call activity, and the recording and tracking of all questions and problems to final resolution. The PMS will verify that each Customer is "entitled" to program support.

1.11 "Problem Source Identification" means the process of determining which software or documentation component is failing or attributing the failure to some external cause such as a Customer error or no trouble found.

1.12 "Reader Comment Form" ("RCF") means the form which is used to record Errors and comments on the documentation. The RCF is generally the last page of a manual or brochure. The Customer completes it and mails it to the address specified.

2.0  Maintenance and Support Responsibilities

2.1 The parties will agree to the specific details of the process flow each will follow to resolve Customer calls for requests for support thirty (30) days prior to the general availability of IBM Logo'd Products; provided however, that IBM gives Extricity reasonable notice of the date of general availability.

2.2 Extricity will provide IBM electronic (soft copy) information on any known problems in the IBM Logo'd Product 1 and IBM Logo'd Product 2 and the work arounds and solutions, if available, within thirty (30) days of the Milestone Delivery date set forth in Attachment 13.

2.3 Product Customers will initiate requests for support by contacting IBM. IBM will perform the following maintenance Level 1 support responsibilities, as described below. IBM will:

     (i)  create the PMR;

     (ii) obtain from the Customer a description of the problem, and verify its severity;


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

    (iii)  search the IBM data base for known problems;

     (iv)  provide the available resolution if the problem is known;

     (v)   recommend local IBM assistance as required;

     (vi)  if no resolution, pass the PMR to Level 2; and

    (vii)  update the PMR documenting Level 1 actions.

     IBM will be the primary Customer contact point for questions, problems and assistance concerning the Product. IBM may use a third party to perform its obligations.

2.4 Thirty (30) days prior to general availability of the Product, Extricity will establish a process to check incoming electronic requests from IBM for Level 2 and Level 3 support at least twice daily; provided however, that IBM gives Extricity reasonable notice of the date of general availability.

2.5 IBM will perform the following Level 2 support responsibilities for IBM Logo'd Products.

     (i) IBM will retain overall responsibility for ensuring that the Customer's problem is resolved and for communication with the Customer about the status and conclusions of problem investigation work; and

     (ii) IBM's Level 2 team will carry out an initial problem diagnosis to exclude problems which are obviously due to user error or failures in IBM products before passing the PMR to Extricity.

2.6 Extricity will then have full responsibility for diagnosing and resolving problems passed to Extricity from IBM Level 2 support for IBM Logo'd Products. If Extricity's conclusion is that the problem is not in the IBM Logo'd Products, Extricity must demonstrate this to the satisfaction of the IBM Level 2 support function, which will then take back responsibility for finding the real cause of the problem. In any such situation, Extricity will be required to provide assistance to the IBM Level 2/3 support team until the problem is resolved:

     (i)  Level 2.  Extricity will:

          (1)  receive the PMR/APAR from the IBM Level 2 team;

          (2) analyze problem symptoms and gather additional data from the Customer as required;

          (3)  recreate the problem on the Developer Test System;

          (4) determine if the Error is due to improper installation of IBM Logo'd Products by the Customer;

          (5) determine if the suspected Error is due to prerequisite or operationally related equipment or software at the Customer location;

          (6) attempt a bypass or circumvention for high impact problems, i.e., Severity 1 and 2;

          (7) if no resolution and the problem appears to be a newly discovered Code or documentation error, create an APAR record;

          (8) if Extricity requests, IBM will assist Extricity in obtaining additional information or materials from the Customer to support Level 3 Problem Determination, Problem Source Identification and problem resolution; and

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (9)  update the PMR, documenting Level 2 actions.

     (ii)  Level 3.  Extricity will:

          (1)  receive the APAR/PMR and supporting documentation and materials;

          (2)  analyze the problem symptoms and diagnose the suspected Error;

          (3) notify Level 2 if additional information, materials or documentation are required;

          (4) attempt to recreate the problem on the Developer Test System, if required;

          (5) assist Level 2 in attempting to develop a bypass or circumvention for high impact problems, i.e., Severity 1 and 2;

          (6) determine if Error Corrections are required to the IBM Logo'd Products;

          (7) if Error Corrections are required to the IBM Logo'd Products, provide Error Corrections to IBM in a format mutually acceptable to both Extricity and IBM;

          (8) return all APARs to IBM with one of the defined APAR Closing Codes assigned, including text describing the resolution of the Error. In the event a Code Error was found, provide the rationale for the closing of the APAR;

          (9) provide resolution to APARs according to the assigned APAR Severity Level and within the defined APAR Correction Time. The APAR Correction Times include building, testing, certifying successful tests of Error Corrections, and packaging for shipment to IBM any applicable Error Corrections in a format mutually acceptable to both Extricity and IBM;

          (10) receive technical questions, and supporting documentation and materials;

          (11) analyze the technical questions and provide answers to IBM; and

          (12) provide technical backup support to IBM on IBM Logo'd Products as provided above. In addition, Extricity will provide assistance in answering questions that may arise concerning the operation and use of the IBM Logo'd Products that cannot be resolved by IBM.

2.7 At least once every three (3) months, Extricity will provide a corrected version of the IBM Logo'd Products that includes all Error Corrections to the IBM Logo'd Products. Additional corrected versions of the IBM Logo'd Products will be provided as determined and mutually agreed to by IBM and Extricity in the event they become necessary due to the frequency or severity of newly discovered defects. In order to provide Error Corrections, Extricity will maintain a current copy of IBM Logo'd Products.

2.8 Extricity will maintain procedures to ensure that new Error Corrections are compatible with previous Error Corrections.

2.9 Packaging of Error Corrections and migration Code will be done as mutually agreed to by IBM and Extricity.

3.0  APAR Origination and Correction

3.1 Generally APARs will originate from IBM and Customers reporting problems or sending in Reader Comment Forms. Extricity will also report to IBM as APARs all valid Errors discovered by Extricity

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     or Extricity's customers. After receiving an APAR, IBM will assign an APAR number and Severity Level, and forward the APAR to Extricity for actions.

3.2 For verified APARs for the IBM Logo'd Products, Extricity will provide Error Corrections as set out below within the applicable APAR Correction
     Times:

     (i) the fix to the Object Code in machine-readable form including a hard copy description of the Error Corrections (which may include a paper submission of the Error Corrections);

     (ii) the Error Corrections to the Source Code in machine-readable form that corresponds to the Object Code Error Corrections; and

    (iii) for a procedural work-around, the corrected procedure in machine-readable form.

3.3 Reader Comment Forms received by IBM that do not form the basis of an APAR will be forwarded to Extricity to be handled in accordance with a mutually agreed severity and action plan.

4.0  General (the terms of this Clause 4 only apply to Error Corrections)

4.1 Extricity will provide to IBM the documented off-hours escalation procedure to be used when high priority problems are encountered outside of normal working hours that require immediate assistance. Extricity's normal working hours are defined as 8:30 AM to 5:00 PM, Monday through Friday, Pacific Standard Time.

4.2 Extricity will provide to IBM, on request, information regarding the status of reported APARs related to the IBM Logo'd Products.

4.3 It is desirable that IBM report APARs and status requests to Extricity via an electronic interface and that Extricity send APAR Error Corrections status updates and requests for additional documentation to IBM via the same interface. IBM and Extricity will jointly plan the electronic system. Each party is responsible for funding the costs of this interface at its location.

4.4 Critical situations may require the parties to use the telephone for immediate communications. The parties will follow such communications via the electronic interface for tracking and recording purposes. Each party is responsible for funding the costs of this communication at its location.

4.5 In circumstances where materials have to be exchanged using facsimile or courier services, each party is responsible for funding the costs of these exchanges via facsimile or courier services at it location.

4.6 If necessary, Extricity will participate in monthly telephone conference calls with IBM to review the status and performance of the parties' obligations. These calls may be scheduled more or less frequently as agreed to by the Technical Coordinators. Each party is responsible for funding the costs of these conference calls at its location.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 5
                                  ------------

                          TEST AND ACCEPTANCE CRITERIA
                          ----------------------------

IBM Logo'd Product 1
--------------------

Test
----

Extricity will plan and complete testing of IBM Logo'd Product 1 and will share results with IBM according to a mutually agreed upon schedule.

Acceptance
----------

At an IBM site (to be identified) Extricity personnel will:

     Demonstrate installation of IBM Logo'd Product 1 from the gold master CD without the aid of any other software

     Demonstrate that the IBM Logo Requirements have been met as defined in Attachment 3, Description of Developed Works for IBM Logo'd Product 1. Demonstrate that the publications are all on the gold master CD and are available in both PDF and HTML format.

     Execute simple test scenarios to demonstrate that the technical requirements specified in Attachment 3, Description of Developed Works for IBM Logo'd Product 1 have been met. Extricity and IBM will agree in advance to the test scenarios to be demonstrated.

IBM Logo'd Product 2
--------------------

Test
----

Extricity will define a test plan, "Extricity Test Plan", (including a summary and detail of test cases) and agree with IBM to the Extricity Test Plan at least eight (8) weeks prior to Milestone 17 on Attachment 13. The Extricity Test Plan will have the objective of proving that the technical requirements specified in Attachment 3 have been met.

Extricity will demonstrate that IBM Logo'd Product 2 is of acceptable quality by tracking weekly (whilst maintaining historical records in numerical and graphical form) the following test metrics for review by IBM:

     Number of test cases executed/successful/failed;

     Number of defects raised/open/being worked/closed;

     Defects by severity.

IBM will define a product integration test plan that will have the objective, among others, of proving that the IBM Logo'd Product 2 integrates as expected and required with other IBM products and components that are part of the Product. IBM will give Extricity a copy of the product integration test plan no later than 1 month prior to Extricity delivery to IBM of the pre-Golden master CD for IBM Logo'd Product 2.

Acceptance
----------

Extricity will demonstrate completion of the Extricity Test Plan by showing that:

     All planned test cases have been executed successfully;

     Number of new severity 1 and 2 defects raised each week declining to zero, with a period of at least 2 weeks at the end of the system test where no or very few new defects were raised;

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     No severity 1 and 2 defects open.

At an IBM site (to be identified) IBM personnel will:

     Successfully install IBM Logo'd Product 2 from the Pre-Golden Master CD without the aid of any other software.

     Verify that the IBM Logo Requirements have been met as defined in Attachment 3, Description of Developed Works for IBM Logo'd Product 2.

     Successfully complete IBM's product integration test. The test will be deemed complete when all planned test cases for the Product which incorporates IBM Logo'd Product 2 have been executed; all defects found in IBM Logo'd Product 2 have been reported to Extricity; and, fixes to all defects in IBM Logo'd Product 2 which IBM and Extricity agree will be fixed before Product shipment have been received by IBM; provided however, that failure of any component of the Product other than an IBM Logo'd Product 2 (including the lack of any required component) will not delay or impact the acceptance of IBM Logo'd Product 2 if it functions as set forth in the Extricity Test Plan.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 6
                                  ------------

                      CONFIRMATION OF COPYRIGHT ASSIGNMENT
                      ------------------------------------

Confirmation of Assignment of Copyright for all copyrightable material which Extricity is assigning to IBM and its Affiliates. The Assignment must be notarized.

Extricity grants and assigns to IBM and its Affiliates all rights, title and interest throughout the world in the copyright on the IBM-owned Developed Work(s) described in Attachment 12 of this LA, such grant and assignment to IBM and its Affiliates, its successors and assigns for the duration of all such rights, title and interest and any renewals or extensions thereof.

Authorized Signature:  ________________________

Name:                  ________________________

Title:                 ________________________

Date:                  ________________________

Notary:

Before me this _____ day of ___________________, 2000 personally appeared:
_______________________, to me known to be the person who is described in and who executed the forgoing assignment instrument and acknowledged to me that he/she executed the same of his/her own free will for the purpose therein expressed and on behalf of Extricity, Inc. as ( Title of Signer ) thereof.


                                           -------------------------------------

                                            Notary Seal


                                           -------------------------------------


________________________________________________
Notary Public or Consular Office of the United States of America


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 7
                                  ------------

            DESCRIPTION OF IBM MATERIALS & PRODUCT INTEGRATION AREAS
            --------------------------------------------------------

DESCRIPTION OF IBM MATERIALS
----------------------------

Performance by Extricity of its obligations under this LA is dependent on IBM delivery of the following according to the scheduled milestone dates defined in Attachment 13:

     Receipt of complete IBM logo instructions and materials for IBM Logo'd Products as clarified and amended per any reasonable request by Extricity

     Working redirector to the tomcat servlet engine from IBM HTTP web server

     MQSeries Integrator version 2.0  in general release status

     MQSeries Workflow version 3.2.2  in general release status

     WebSphere version 3.5

     Redistribution license agreement and development license for IBM JVM 1.2.2

PRODUCT INTEGRATION AREAS
-------------------------

IBM will be responsible for managing and resourcing the following projects. Extricity will assist with the following up to [***] of Extricity Personnel. Thereafter, Extricity will be entitled to charge IBM for any assistance pursuant to the terms of IBM's standard contracting agreement. Nothing in this Attachment 7 will impact or have any bearing on the acceptance criteria in Attachment 5.

Associated with IBM Logo'd Product 1
------------------------------------

     [***]:

          [***]

          [***]

     [***]

Associated with IBM Logo'd Product 2
------------------------------------

     [***]

     [***]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 8
                                  ------------

                  ACCEPTANCE CRITERIA FOR ESCROWED SOURCE CODE
                  --------------------------------------------

Deliverables

Extricity will provide a source code package containing the Escrowed Materials set forth in Clause 8.1.

In the event of source code transfer from escrow to IBM, Extricity will provide training to help IBM understand the source code. This training will consist of:

     1. high level documentation describing the structure of the source code and the purpose of each module;

     2. an education class for IBM software engineers (5 - 10) on the internals of the IBM Logo'd Products; and

     3. consultancy via telephone and occasional meetings for up to 90 days after the transfer of the source code to IBM.

Acceptance Criteria

The transfer of the source code from escrow to IBM will be deemed to be complete when:

     1.  the deliverables listed above have been made available to IBM;

     2.  the education class has been completed;

     3. an IBM software engineer has successfully compiled and built a Golden Master CD image from the source code package; and

     4.  the 90 day consultancy period has ended.



* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENT 9
                                  ------------

                                     BLANK
                                     -----








* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 ATTACHMENT 10
                                 -------------

                                     BLANK
                                     -----




* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 ATTACHMENT 11
                                 -------------

            KNOWLEDGE TRANSFER FOR LICENSED WORK AND DEVELOPED WORKS
            --------------------------------------------------------

Extricity and IBM agree to a "train-the-trainer" model for training delivery. The IBM resources who receive the training will have responsibility for training other IBM resources as scheduled and managed by IBM. Extricity will provide training at its expense, and at the scope and level of effort described below:

For IBM Logo'd Product 1:
-------------------------

Extricity will deliver for IBM informal training, carried out on Extricity's premises or at a mutually agreed upon setting, as follows:

     1. problem diagnosis training for IBM's Level 2 support team sufficient to enable them to diagnose Customer problems reported for IBM Logo'd Product 1.

For IBM Logo'd Product 2:
-------------------------

Extricity will deliver formal education classes, carried out on IBM's premises, as follows:

     1. problem diagnosis training for IBM's Level 2 support team sufficient to enable them to diagnose Customer problems reported for IBM Logo'd Product 2

For each of the above, the training will consist of a class of a minimum of two
(2) business days in length. Extricity will provide IBM, for its review and concurrence, a detailed course description including course objectives, a specific outline, required advance study assignments and course completion criteria.

IBM will provide appropriate training facilities and equipment, the requirement for which will be mutually agreed between IBM and Extricity.

Extricity will provide refresher and update training courses according to a mutually agreed upon schedule tied to updgrade releases or, in the absence of such releases, on an annual basis at the request of IBM. Such training will be in a format similar to the initial course.

Technical Training
------------------

Extricity will deliver to IBM training for IBM's development team to assist them with the integration of the Developed Works into IBM's products per the terms of Attachment 7. This will focus on the programming interfaces, including those which may not be published, but which IBM may need to use to achieve integration;

     1. training for IBM's development team on the interfaces of the Developed Works



* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 ATTACHMENT 12
                                 -------------

                 EXTRICITY-OWNED AND IBM-OWNED DEVELOPED WORKS
                 ---------------------------------------------

IBM-OWNED DEVELOPED WORKS
-------------------------

NONE

EXTRICITY-OWNED DEVELOPED WORKS
-------------------------------

All Developed Works (see Attachment 3), will be Extricity-owned Developed Works.




* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 ATTACHMENT 13
                                 -------------

                               AGREED MILESTONES
                               -----------------


--------------------------------------------------------------------------------

                                                 Scheduled Date:


                                                 Reference to Milestones means
                                                 the actual date, regardless of
                                                 the Scheduled Date, that the
                                                 Milestone is achieved
Milestone:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. Blank
--------------------------------------------------------------------------------
2. Receipt by Extricity of complete logo          [***]
instructions and materials for IBM Logo'd
Product 1 (per the terms of Attachment 7)
--------------------------------------------------------------------------------
3. [***]                                          [***]
--------------------------------------------------------------------------------
4. [***]                                          [***]
--------------------------------------------------------------------------------
5. [***]                                          [***]
--------------------------------------------------------------------------------
6. Blank
--------------------------------------------------------------------------------
7. Acceptance of 5 above                          [***]
--------------------------------------------------------------------------------
8. [***]                                          [***]
--------------------------------------------------------------------------------
9. [***]                                          [***]
--------------------------------------------------------------------------------
10. [***]                                         [***]
--------------------------------------------------------------------------------
11. Blank
--------------------------------------------------------------------------------
12. Acceptance of  10 above                       [***]
--------------------------------------------------------------------------------
13. [***]                                         [***]
--------------------------------------------------------------------------------
14. Blank
--------------------------------------------------------------------------------
15. [***]                                         [***]
--------------------------------------------------------------------------------
16. [***]                                         [***]
--------------------------------------------------------------------------------
17. [***]                                         [***]
--------------------------------------------------------------------------------
18. [***]                                         [***]
--------------------------------------------------------------------------------
19. [***]                                         [***]
--------------------------------------------------------------------------------
20. [***]                                         [***]
--------------------------------------------------------------------------------

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


--------------------------------------------------------------------------------
                                                 Scheduled Date:

                                                 Reference to Milestones means
                                                 the actual date, regardless of
                                                 the Scheduled Date, that the
Milestone:                                       Milestone is achieved
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
21. [***]                                         [***]
--------------------------------------------------------------------------------
22. [***]                                         [***]
--------------------------------------------------------------------------------
23. [***]                                         [***]
--------------------------------------------------------------------------------
24. Blank
--------------------------------------------------------------------------------
25. [***]                                         [***]
--------------------------------------------------------------------------------

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 ATTACHMENT 14
                                 -------------

                                     TOOLS
                                     -----

Following Tools are to be supplied to IBM by Extricity:

1.  [***]

    [***]

    [***]

2.  [***]

3.  [***]

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.